Exhibit 10.2

AGREEMENT AND PLAN OF MERGER

by and among

Next Group Holdings, Inc.,

Pleasant Kids, Inc.,

and

NGH Acquisition Corp.

December 21, 2015

TABLE OF CONTENTS

Page

Article I DEFINITIONS

1.1

Certain Definitions

2

Article II MERGER

2.1

The Merger

9

2.2

Effects of Merger

9

2.3

Effect on NGH Common Stock and Merger Sub Common Stock

9

2.4

Rights of Holders of Certificates Evidencing NGH Capital Stock

11

2.5

Procedure for Exchange of NGH Common Stock

11

2.6

Dissenting Shares

12

2.7

Directors and Officers of the Surviving NGH

13

Article III REPRESENTATIONS AND WARRANTIES OF THE NGH

3.1

Organization and Qualification.

13

3.2

Authority Relative to this Agreement; Non-Contravention

13

3.3

No Conflicts

14

3.4

Capitalization

14

3.5

Litigation

15

3.6

Brokers or Finders

15

3.7

Financial Statements

15

3.8

Books and Records

16

3.9

No Undisclosed Liabilities

16

3.10

Subsidiaries

16

3.11

Material Changes

16

3.12

Compliance with Laws

17

3.13

Tax Free Reorganization.

17

3.14

Information

17

3.15

Tax Returns and Payments; PFIC

17

3.16

Full Disclosure

18

Article IV REPRESENTATIONS AND WARRANTIES OF PLKD AND MERGER SUB

4.1

Organization and Qualification

18

4.2

Authority Relative to this Agreement; Non-Contravention

19

4.3

No Conflicts

19

4.4

Capitalization

19

4.5

Title To Assets

21

4.6

Government Approvals; Registration; Compliance

21

4.7

PLKD SEC Filings; Financial Statements

21

4.8

Litigation

23

4.9

Subsidiaries

23

4.10

No Brokers or Finders

23

4.11

Tax Matters

23

4.12

Contracts and Commitments

25

4.13

Affiliate Transactions

25

4.14

Compliance with Laws; Permits

25

4.15

Validity of the PLKD Capital Stock.

26

4.16

Books and Records

26

4.17

Real Property

26

4.18

Insurance

26

4.19

No Undisclosed Liabilities

26

4.20

Material Changes

27

4.21

Employee Benefit Plans

27

4.22

Employees

27

4.23

Tax Free Reorganization.

27

4.24

Investment NGH

27

4.25

Foreign Corrupt Practices

27

4.26

No Integrated Offering

27

4.27

Application of Takeover Provisions.

28

4.28

Information

28

4.29

Relationship with Related Persons

28

4.30

Full Disclosure

28

Article V

ORGANIZATION OF MERGER SUB, AND CONTRIBUTION OF NGH SHARES

Article VI CONDUCT OF BUSINESS PENDING THE MERGER

6.1

Conduct of Business by PLKD and Merger Sub

29

6.2

Conduct of Business by the NGH

30

Article VII ADDITIONAL COVENANTS AND AGREEMENTS

7.1

Governmental Filings

30

7.2

Due Diligence; Access to Information; Confidentiality

30

7.3

Tax Treatment

31

7.4

Press Releases

31

7.5

Securities Reports

31

7.6

NGH Audited and Interim Financial Statements.

31

7.7

No Solicitation

32

7.8

Failure to Fulfill Conditions

32

7.9

Notification of Certain Matters

32

7.10

Section 14(f) Compliance

32

7.13

Indemnification and Exculpation.

33

7.14

No Registration Statements

33

Article VIII INDEMNIFICATION

8.1

Survival

34

8.3

Insurance Deduction

35

8.4

Indemnification and Reimbursement by the NGH

35

8.5

Indemnification Reserve

36

8.6

Escrow Period; Release From Indemnification Reserve

36

8.7

Claims Upon Indemnification Reserve

36

8.8

Objections to Claims

37

8.9

Third Party Claims Where NGH Indemnified Persons Potentially Indemnified

38

8.10

Third Party Claims Where PLKD Indemnified Persons Potentially Indemnified

38

8.11

Limitations on Indemnification

38

Article IX CONDITIONS

9.1

Conditions to Obligations of Each Party

39

9.2

Additional Conditions to Obligation of PLKD and Merger Sub

39

9.3

Additional Conditions to Obligation of the NGH

41

Article X TERMINATION

10.1

Termination

44

Article XI GENERAL PROVISIONS

11.1

Notices

44

11.2

Survival

45

11.3

Interpretation

45

11.4

Severability

46

11.5

Amendment

46

11.6

Waiver

46

11.7

Miscellaneous

46

11.8

Counterparts; Facsimile Signatures

46

11.9

Third Party Beneficiaries

46

11.10

Governing Law

46

11.11

Jurisdiction; Service of Process

46

11.12

Disclosure in Schedules

47

Article XII PRE-MERGER PLKD SHAREHOLDER REPRESENTATIVE

12.1

Appointment

47

12.2

Notices

47

12.3

Assignment of Shareholder Representative Obligations

48

EXHIBIT A

62

FORM ARTICLES OF MERGER

62

EXHIBIT B

62

PRE-MERGER AND POST-MERGER PLKD CAPITALIZATION

62

EXHIBIT C

66

FORM OF LEAK-OUT AGREEMENT

66

ii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into as of December 21, 2015, by and among Next Group Holdings, Inc., a Florida corporation (the “NGH”); Pleasant Kids, Inc., a Florida corporation (“PLKD”); and NGH Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of PLKD (“Merger Sub”).

W I T N E S S E T H

WHEREAS, the Boards of Directors of the NGH, PLKD and Merger Sub have, upon the terms and subject to the conditions set forth herein, unanimously (i) determined that it is in the best interests of such corporations and their respective stockholders to consummate the merger of Merger Sub with and into the NGH (the “Merger”), with NGH continuing as the surviving corporation, in accordance with the applicable provisions of the Florida Business Corporation Act (the “Florida Statutes”); (ii) approved, adopted and declared advisable and in the best interest of their respective stockholders the transactions contemplated by this Agreement; and (iii) recommended that the Pre-Merger NGH Shareholders (as defined below) approve this Agreement and the Merger;

WHEREAS, PLKD, as the sole stockholder of Merger Sub, has approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and the Board of Directors of NGH has resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement to its stockholders;

WHEREAS, pursuant to the Merger, among other things, the outstanding shares of capital stock of the NGH shall be converted into Merger Consideration (as hereinafter defined) upon the Effective Time (as hereinafter defined);

WHEREAS, as a condition to and inducement of PLKD’s and the NGH’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement of Arik Maimon (a “NGH Key Employee”) has accepted an offer of employment with the PLKD, the Merger Sub  or an affiliate of PLKD or the Merger Sub and has executed and delivered all Contracts (as hereinafter defined) and other documents required by PLKD and the Merger Sub relating to such employment, which employment and Contracts shall become effective from and after, and shall be conditioned upon, the Closing (including any and all consents to serve in all positions) subject to completion of background checks and final approval of the Board of Directors of PLKD]; and

WHEREAS, the parties to this Agreement intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that PLKD, Merger Sub and the NGH will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree to be legally bound as follows:

ARTICLE I
DEFINITIONS

As used herein, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

1.1

Certain Definitions.

“Affiliate” has the meaning as defined in Rule 12b-2 promulgated under the Exchange Act, as such regulation is in effect on the date hereof.

 “Articles of Merger” means the articles of merger to be filed in the State of Florida in substantially the form attached hereto as Exhibit A.

“Basket” has the meaning set forth in Section 8.11.

“Board of Directors” means the board of directors of the entity specified.

“Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

“Closing” has the meaning set forth in Section 2.2(d).

“Closing Date” has the meaning set forth in Section 2.2(d).

“Code” has the meaning set forth in the Recitals of this Agreement.

 “NGH Common Stock” means the common stock, par value $0.001, of the NGH, representing all authorized capital stock of the NGH prior to the Merger.

“NGH Financial Statements” has the meaning set forth in Section 3.7.

“NGH Indemnified Persons” has the meaning set forth in Section 8.2.

“NGH Interim Financial Statements” has the meaning set forth in Section 7.6.

“NGH Key Employee” has the meaning set forth in the Recitals to this Agreement.

“NGH Latest Balance Sheet” has the meaning set forth in Section 3.7(a).

“NGH Personnel” has the meaning set forth in Section 3.15(j).

“NGH Products” means (a) the products that the NGH (i) currently manufactures, markets, sells or licenses or (ii) currently is testing or has proposed for future manufacture, market, sale or license, and (b) the services that the NGH currently provides or currently proposes to provide.

 “NGH Representatives” has the meaning set forth in Section 7.2(a).

 “NGH Subsidiary” means each Subsidiary of the NGH.

“Compensatory Plan” means (i) any employment, consulting, severance, termination, pension, retirement, supplemental retirement, excess benefit, profit sharing, bonus, incentive, deferred compensation, retention, change in control and similar plan, program, arrangement, agreement, policy or commitment, (ii) any compensatory equity interest, stock option, restricted stock, deferred stock, performance stock, stock appreciation, stock unit or other equity or equity-based plan, program, arrangement, agreement, policy or commitment, (iii) any savings, life, health, disability, accident, medical, dental, vision, cafeteria, insurance, flex spending, adoption/dependent/employee assistance, tuition, vacation, paid-time-off, other welfare fringe benefit and other employee compensation plan, program, arrangement, agreement, policy or commitment, including any “employee benefit plan” as defined in Section 3(3) of ERISA and any trust, escrow, funding, insurance or other agreement related to any of the foregoing, in any case, to, under or with respect to which, PLKD and/or Merger Sub has any actual or contingent obligation or liability.

“Contracts” means any of the agreements, arrangements, commitments, understandings, contracts, leases (whether for real or personal property), powers of attorney, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, letters of credit, undertakings, covenants not to compete, licenses, instruments, obligations and other commitments to which a Person is a party or to which any of the assets of such Person or its Subsidiaries are subject, whether oral or written, express or implied.

 “Disclosure Schedules” means the disclosure schedules to this Agreement.

“Damages” means any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever).

“Due Diligence Review Period” means the period until 12:00PM Eastern standard time on December 20, 2015 during which each party shall complete its initial due diligence review of the respective Transaction Documents.

“Dissenting Shares” has the meaning set forth in Section 2.6.

 “Effective Date” has the meaning set forth in Section 2.2(d).

“Effective Time” has the meaning set forth in Section 2.2(d).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor law and the rules and regulations promulgated thereunder.

“Escrow Period” has the meaning set forth in Section 8.6(a).

“Evaluation Material” has the meaning set forth in Section 7.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Final Decision” has the meaning set forth in Section 8.8(c)(ii).

“FINRA” means the Financial Industry Regulatory Authority, the successor to the National Association of Securities Dealers, Inc. (“NASD”) and the member regulation, enforcement and arbitration operations of the New York Stock Exchange.

 “Florida Statutes” has the meaning set forth in the Recitals of this Agreement.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Body” means any (i) federal, state, local, municipal, foreign or other government, including any governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers), (ii) multinational organization, or (iii) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any official of any of the foregoing.

“Indemnification Shares” has the meaning set forth in Section 8.5.

“Indemnification Reserve” means the Indemnification Shares.

“Indemnified Person” means either a NGH Indemnified Person or a PLKD Indemnified Person, as applicable.

“Knowledge” means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, after due inquiry to determine the accuracy of such fact or other matter.  The NGH shall be deemed to have Knowledge of a particular fact or other matter if any of the NGH Key Employees had Knowledge of such fact or other matter.  PLKD and Merger Sub shall each be deemed to have Knowledge of a particular fact or other matter concerning PLKD or Merger Sub if Robert Rico or Calvin Lewis had Knowledge of such fact or other matter.

“Laws” has the meaning set forth in Section 3.12(a).

“Lease” means any real property lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which a Person is a party.

 “Liens” means all mortgages, deeds of trust, security interests, conditional or other sales agreements, liens, pledges, hypothecations, and other encumbrances on or ownership interests in the properties and assets of PLKD or the NGH, as applicable.

“Majority Stockholders” has the meaning set forth in Section 12.1.

“Material Adverse Effect” with respect to an entity, means a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and there shall not be taken into account in determining whether there has been a Material Adverse Effect any adverse effect arising from or attributable or relating to: (i) conditions affecting (A) the industries in which the entity operates or participates, taken as a whole, or (B) the U.S. or global economy or financial markets; (ii) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof;  or (iii) changes in GAAP or applicable Laws after the date of this Agreement.

 “Merger” has the meaning ascribed thereto in the Recitals of this Agreement.

“Merger Consideration” means the shares of PLKD Common Stock issuable in connection with and by virtue of the Merger to the holders of NGH Common Stock, based on the Share Exchange Agreement.

“Merger Sub Common Stock” means the shares of Merger Sub common stock, par value [$0.001].

“Merger Sub Organization Documents” has the meaning set forth in Section 4.1.

 “Officer’s Certificate” has the meaning set forth in Section 8.7.

 “PLKD” has the meaning set forth in the Recitals of this Agreement.

 “PLKD 2015 Annual Report” has the meaning set forth in Section 4.7(a).

“PLKD Capital Stock” means the PLKD Common Stock and the PLKD Preferred Stock, representing all authorized share capital of PLKD.

“PLKD Common Stock” means the common stock, par value $0.001 per share, of PLKD.

“PLKD Financial Statements” has the meaning set forth in Section 4.7(b).

 “PLKD Indemnified Persons” has the meaning set forth in Section 8.4.

“PLKD Insiders” has the meaning set forth in Section 4.13.

 “PLKD Latest Balance Sheet” has the meaning set forth in Section 4.19.

 “PLKD Organization Documents” has the meaning set forth in Section 4.1.

“PLKD Preferred Stock” means the PLKD Series A Preferred Stock and the PLKD Series B Preferred Stock.

“PLKD Previous Filings” has the meaning set forth in Section 4.7(a).

 “PLKD Representatives” has the meaning set forth in Section 7.11.

“PLKD SEC Filings” has the meaning set forth in Section 4.7(a).

“PLKD Series A Preferred Stock” means the Series A Preferred Stock, par value $0.001 per share, of PLKD.

“PLKD Series B Preferred Stock” means the Series B Preferred Stock, par value $0.001 per share, of PLKD.

“Permits” has the meaning set forth in Section 3.12(b).

“Permitted Liens” means (a) Liens for Taxes not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate liabilities have been established on the applicable financial statements included in the PLKD Previous Filings, (b) statutory encumbrances of landlords, carriers, warehousemen, mechanics and materialmen and other similar encumbrances imposed by applicable Laws for sums not yet due and payable, (c) Liens in the nature of easements, rights-of-way, restrictions and other similar charges or encumbrances, (d) Liens that do not interfere with the use of the material properties and assets of PLKD and which do not materially impair the value of the properties and assets of PLKD; and which, in any such case, could not reasonably be expected to have a Material Adverse Effect on PLKD or Surviving NGH.

 “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability NGH, joint venture, estate, trust, association, organization, labor union, Governmental Body or other entity.

“PLKD Average Price” as of any date is the volume weighted average price of PLKD Common Stock as reported by Bloomberg LP for the twenty (20) trading days immediately prior to such date.

“Post-Merger PLKD Capitalization” has the meaning set forth in Section 2.3(a).

“Pre-Merger NGH Shareholders” mean the holders of NGH Capital Stock immediately prior to the Merger.

“Pre-Merger PLKD Shareholders” has the meaning set forth in Section 8.4.

 “Pre-Merger PLKD Shareholder Representative” has the meaning set forth in Section 12.1.

 “Private Placement” has the meaning set forth in Section 9.3(l).

 “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body, Self-Regulatory Organization or arbitrator.

“Related Person” means:

With respect to a specified Person that is an individual:

(a) each other member of such individual’s Family;

(b) any Person that is directly or indirectly controlled by any one or more members of such individual’s Family;

(c) any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and

(d) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

(b) any Person that holds a Material Interest in such specified Person;

(c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

(d) any Person in which such specified Person holds a Material Interest; and

(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) “control” (including “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

“Release Date” has the meaning set forth in Section 8.6(b).

“Representatives” has the meaning set forth in Section 7.2(a).

“Required Consents” has the meaning set forth in Section 3.2.

“Requisite NGH Stockholder Vote” has the meaning set forth in Section 3.2.

 “Returns” has the meaning set forth in Section 4.11(a).

 “SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Self-Regulatory Organization” means a non-governmental organization that has the power to create and enforce industry regulations and standards, including FINRA.

 “SOX” has the meaning set forth in Section 4.7(c).

“Stockholder Questionnaire” has the meaning set forth in Section 9.2(f).

“Subsidiary” with respect to any Person, means each business entity in which such Person owns directly or indirectly any of the voting securities or voting interest of such entity, and shall, in each case, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such Person.

“Surviving NGH” has the meaning set forth in Section 2.1.

“Tax” or “Taxes” (and, with correlative meaning, “Taxable” and “Taxing”) means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

“Third Party” means a Person that is not a party to this Agreement.

“Third-Party Claim” means any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

“Transaction Documents” means this Agreement [and the documents evidencing the Private Placement, if any].

“Transfer Agent” has the meaning set forth in Section 8.5.

ARTICLE II
MERGER

2.1

The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable provisions of the Florida Statutes, subject to the satisfaction or waiver of the conditions set forth in Article VIII, at the Effective Time: (i) Merger Sub will merge with and into the NGH, and (ii) the NGH will remain the surviving corporation in the Merger as a wholly-owned subsidiary of PLKD.  As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the NGH shall continue its existence under the laws of the State of Florida. The NGH, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the “Surviving NGH”.  The Merger will be effected pursuant to the Articles of Merger in accordance with the provisions of, and with the effect provided in, Section 607.1105 of the Florida Statutes.

2.2

Effects of Merger.

(a)

At the Effective Time, (i) the articles of incorporation of the NGH as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving NGH and (ii) the bylaws of the NGH as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving NGH.

(b)

PLKD, the NGH and Merger Sub, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the Florida Statutes at the Effective Time.

(c)

If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving NGH with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either the NGH or Merger Sub, the officers of the Surviving NGH are fully authorized in the name of PLKD, the NGH and Merger Sub or otherwise to take, and shall take, all such lawful and necessary action.

(d)

Subject to the provisions of Article VIII and Article IX hereof, the closing of the transactions contemplated hereby (the “Closing”) shall take place no later than five (5) business days following the satisfaction or waiver of the conditions set forth in Article VIII,  by electronic communication at such time as the NGH and PLKD mutually agree, or such later date and time as the NGH and PLKD may mutually agree after the satisfaction or waiver of such conditions (the “Closing Date”).  On the Closing Date, the parties hereto will cause the Articles of Merger to be filed with the Florida Secretary of State in accordance with the Florida Statutes.  The Merger shall be effective when the filing of the Articles of Merger is accepted by the Florida Secretary of State (the “Effective Time”).  As used herein, the term “Effective Date” shall mean the date on which the Effective Time occurs.

2.3

Effect on NGH Common Stock and Merger Sub Common Stock.  To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

(a)

The NGH Common Stock issued and outstanding (860,000 Shares of NGH) immediately prior to the Effective Time (other than Dissenting Shares) shall automatically be converted into and exchangeable for 177,539,180 shares of PLKD Common Stock as further described in the chart below(which is based on the August 15, 2015, Share Exchange Agreement), such that the capital structure of PLKD immediately after the Effective Time and satisfaction of the conditions to Closing set forth in Article VIII hereof shall be 219,373,975 shares of Common Stock and 8,600,000 shares of Series Preferred B Stock, as also set forth in Exhibit B hereto (the “Post-Merger PLKD Capitalization”).  For the absence of doubt, all of the shares of NGH Common Stock outstanding immediately prior to the Effective Time shall be converted into an aggregate of 177,539,180 shares of PLKD Common Stock at the Effective Time.

Name of Shareholder	No. of new PLKD Common Shares to be Issued 177,539,180	Percent of Total Shares Issued as part of this Agreement
Arik Maimon	85,673,306	48.256%
Laivi Forta	2,064,780	1.163%
Natali Dadon	2,064,780	1.163%
Michael De Prado	14,606,148	8.227%
Ali Guven Kivilcim	16,776,736	9.448%
Huseyin Kizanliki	50,319,929	28.343%
Vedat Kalkuz	1,031,502	0.581%
Larry Kolb	1,031,502	0.581%
David Bernard	2,064,780	1.163%
Deng Ventures, LLC	1,393,682	0.785%
Jung M. Park	514,863	0.290%
Totals	177,539,180	100.00%

The NGH and PLKD agree to cooperate in good faith to amend this Agreement prior to the conclusion of the Due Diligence Review Period to adjust the final issued and outstanding shares to ensure that there is at least an 80% NGH to 20% PLKD ratio of the issued and outstanding Common Stock of PLKD.  if and to the extent needed for the conversion of NGH Common Stock to PLKD Common Stock hereunder to remain consistent with the Post-Merger PLKD Capitalization.

(b)

No fraction of a share of PLKD Common Stock will be issued pursuant to Section 2.3(a), but in lieu thereof each holder of shares of NGH Common Stock who would otherwise be entitled to a fraction of a share of PLKD Common Stock (after aggregating all fractional shares of PLKD Common Stock to be received by such holder) shall receive from PLKD one full share of PLKD Common Stock (i.e., rounded up to the nearest whole share).

(c)

All shares of NGH Common Stock held at the Effective Time by the NGH as treasury stock or otherwise, if any, will be cancelled and extinguished and no payment will be made with respect to those shares.

(d)

The [sole share] of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving NGH, which shall represent all of the issued and outstanding shares of common stock of the Surviving NGH immediately following the Effective Time.

2.4

Rights of Holders of Certificates Evidencing NGH Capital Stock.  On and after the Effective Time and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Time represented shares of NGH Common Stock (except Dissenting Shares) shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of PLKD Common Stock into which such shares of NGH Common Stock shall have been converted pursuant to Section 2.3(a) above. In any matters relating to such certificates of NGH Common Stock, PLKD may rely conclusively upon the record of stockholders maintained by the NGH containing the names and addresses of the holders of record of NGH Common Stock on the Effective Time.

2.5

Procedure for Exchange of NGH Common Stock.

(a)

At the Effective Time, by virtue of the Merger and without any action on the part of PLKD, the NGH or the holders of any of the following securities, each share of NGH Common Stock (which shall be all of the capital stock of the NGH issued or issuable) outstanding immediately prior to the Effective Time (other than Dissenting Shares), shall be converted into the right to receive the number of shares of PLKD Common Stock set forth in Section 2.3(a) hereof; at the Effective Time, holders of certificates theretofore evidencing outstanding shares of NGH Common Stock (except Dissenting Shares), upon surrender of such certificates to the Secretary of PLKD, shall be entitled to receive certificates representing the number of shares of PLKD Common Stock into which shares of NGH Common Stock theretofore represented by the certificates so surrendered are exchangeable as provided in Section 2.3(a) hereof. PLKD shall not be obligated to deliver any such shares of PLKD Common Stock to which any former holder of shares of NGH Common Stock is entitled until such holder surrenders the certificate or certificates representing such shares. Upon surrender, each certificate evidencing NGH Common Stock shall be cancelled.  At the Effective Time, the stock transfer books of the NGH shall be closed and thereafter there shall be no further registration of transfers of shares of NGH Common Stock.  From and after the Effective Time, the holders of certificates and book-entry shares representing NGH Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided for herein or by applicable Laws.  If, after the Effective Time, certificates are presented to the Surviving NGH for any reason, they shall be cancelled and exchanged as provided in this Agreement. All shares of NGH Common Stock that are held in treasury for the NGH, and all shares of NGH Common Stock owned of record by PLKD or any of its direct or indirect wholly-owned subsidiaries, including Merger Sub, shall be cancelled and shall cease to exist, with no payment being made with respect thereto.

(b)

All shares of PLKD Common Stock issued upon the surrender for exchange of NGH Common Stock, in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of NGH Common Stock.

(c)

Any shares of PLKD Common Stock issued in the Merger will not be transferable except (i) pursuant to an effective registration statement under the Securities Act or (ii) upon receipt by PLKD of a written opinion of counsel for the holder reasonably satisfactory to PLKD to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and applicable state securities laws.

A restrictive legend, in substantially the following form, shall be placed on all certificates representing shares of PLKD Common Stock, issued pursuant to this agreement:

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.

(d)

In the event any certificate for NGH Common Stock shall have been lost, stolen or destroyed, PLKD shall issue in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, such shares of the PLKD Common Stock, as may be required pursuant to this Agreement; provided, however, that PLKD, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against PLKD or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

2.6

Dissenting Shares.  Notwithstanding anything to the contrary set forth in this Agreement, no shares of NGH Common Stock issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights shall have been perfected in accordance with Section 607.1323 of the Florida Statutes in connection with the Merger (collectively, “Dissenting Shares”) shall be converted into a right to receive that portion of the Merger Consideration otherwise issuable to the holder of such Dissenting Shares as provided in Section 2.3(a), but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the Florida. Each holder of Dissenting Shares who, in accordance with Section 607.1323 of the Florida Statutes, becomes entitled to payment of the “fair value” for such shares shall receive payment therefor from the Surviving NGH in accordance with such laws (but only after the value therefore shall have been agreed upon or finally determined pursuant to the Florida Statutes); provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder’s demand for appraisal of such shares or failed to perfect or lost such holder’s right to appraisal and payment of such shares under Section 607.1323  of the Florida Statutes, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been cancelled, extinguished and exchanged, as of the Effective Time, into and represent the right to receive from PLKD shares of PLKD Common Stock, as provided in Section 2.3 above. The NGH shall provide PLKD with (i) prompt written notice of any demands received by the NGH for appraisal of shares of NGH Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the NGH prior to the Effective Time pursuant to the Florida Statutes that relates to such demand, and (ii) the opportunity to participate in all negotiations and Proceedings with respect to such demands. Except with the prior written consent of PLKD, the NGH shall not make any payment with respect to, or settle or offer to settle, any such demands.

2.7

Directors and Officers of the Surviving NGH.  From and after the Effective Time, the directors and officers of the Surviving NGH shall be the persons who were directors and officers of the NGH immediately prior to the Effective Time, respectively.  These directors and officers of the Surviving NGH shall hold office for the term specified in, and subject to the provisions contained in, the certificate of incorporation and bylaws of the Surviving NGH and applicable law.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE NGH

The NGH hereby represents and warrants to PLKD and the Pre-Merger PLKD Shareholder Representative as follows:

3.1

Organization and Qualification. The NGH and each NGH Subsidiary are, and on the Effective Date will be, corporations duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, and have the respective requisite corporate power to carry on their respective businesses as now conducted.  The copies of the articles of incorporation and bylaws of the NGH, and the equivalent organizational and governing documents of each NGH Subsidiary, that have been made available to PLKD prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date hereof, and shall be in effect on the Effective Date.  The NGH and each NGH Subsidiary are, and on the Effective Date will be, licensed or qualified to do business in every jurisdiction in which the nature of their respective business or ownership of property requires the NGH or such NGH Subsidiary to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the NGH or the Surviving NGH.

3.2

Authority Relative to this Agreement; Non-Contravention.  The NGH has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger.  The execution and delivery of this Agreement by the NGH and the consummation by the NGH of the transactions contemplated hereby have been duly authorized by the Board of Directors of the NGH and, except for approval of the Merger and adoption of this Agreement by the affirmative vote of a majority of votes that holders of the outstanding shares of NGH

Common Stock are entitled to cast (the “Requisite NGH Stockholder Vote”), which will be obtained prior to Closing, no other corporate actions on the part of the NGH are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the NGH and, assuming it is a valid and binding obligation of PLKD and Merger Sub, constitutes a valid and binding obligation of the NGH enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies, generally.  Except for (i) the filing of the Articles of Merger with the Secretary of State of Florida and (ii) the consents set forth on Schedule 3.2 (the “Required Consents”), no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the NGH for the consummation by the NGH of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not have a Material Adverse Effect on PLKD, the NGH or the Surviving NGH or adversely affect the consummation of the transactions contemplated hereby.  Other than the Shareholders Agreement, dated [December 21, 2014], among the NGH and the shareholders of the NGH party thereto, the NGH is not party to any shareholder rights plan or “poison pill” agreement or other similar agreement.

3.3

No Conflicts.  None of the execution, delivery or performance of this Agreement by the NGH, the consummation by the NGH of the Merger or any other transaction contemplated by this Agreement, or the NGH’s compliance with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) subject to obtaining the Requisite NGH Stockholder Vote, conflict with or violate any provision of the NGH’s certificate of incorporation or bylaws or any equivalent organizational or governing documents of any NGH Subsidiary, (b) assuming that all consents, approvals, authorizations and permits described in Section 3.2 have been obtained and all filings and notifications described in Section 3.2 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the NGH or any NGH Subsidiary or any of their respective properties or assets or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of the NGH or any NGH Subsidiary pursuant to, any Contract, Permit or other instrument or obligation to which the NGH or any NGH Subsidiary is a party or by which they or any of their respective properties or assets may be bound or affected, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, changes of control, defaults, other occurrences or Liens which, individually or in the aggregate, have not had a Material Adverse Effect on the NGH.

3.4

Capitalization.

(a)

As of the Effective Time, NGH will be authorized to issue 1,000,000 shares of NGH Common Stock, of which 860,000 shares are issued and outstanding as of the date of this Agreement, which represent all of the outstanding NGH Common Stock. The issued and outstanding shares of NGH Common Stock are, and at the Effective Time will be, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights and free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance, restriction or charge of any kind.

(b)

NGH has, and at the Effective Time will have, no equity securities or securities containing any equity features authorized, issued or outstanding.  Other than as described in Schedule 3.4(a), there are no other commitments, agreements or other rights or arrangements existing which provide for the sale or issuance of common stock or any other securities by the NGH of any kind and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the NGH any shares of NGH Common Stock or other securities of the NGH of any kind, and, there will not be any such agreements prior to or at the Effective Date.  There are, and on the Effective Date there will be, no commitments, agreements or other obligations (contingent or otherwise) which may require the NGH to repurchase or otherwise acquire any shares of NGH Common Stock or other securities. The Merger Sub does not have, and on the Effective Date, will not have, any subsidiaries, nor does it have any direct or indirect interest in any other business entity and does not own, and is not party to any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other Person. Except as contemplated by this Agreement and as set forth on Schedule 3.4(b), the NGH is not a party to, and, to the NGH’s Knowledge, there do not exist any voting trusts, proxies, or other contracts with respect to the voting of shares of NGH Common Stock. Except as set forth on Schedule 3.4(b), there are no outstanding obligations of the NGH (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive rights with respect to, any shares of NGH Common Stock.

(c)

Schedule 3.4(c) sets forth the issued and outstanding capital stock of each NGH Subsidiary and the ownership of such capital stock.

3.5

Litigation.  Except as set forth on Schedule 3.5, there are no Proceedings pending or, to the Knowledge of the NGH, threatened against the NGH or any NGH Subsidiary or, to the Knowledge of the NGH, any of the NGH’s Key Employees, the NGH’s directors or the NGH’s nominees for officer or director of PLKD upon the Effective Time, which in any such case would have a Material Adverse Effect on the NGH or any NGH Subsidiary.  Neither the NGH nor any NGH Subsidiary is a party to any order, judgment or decree issued by any Governmental Body that would have a Material Adverse Effect on the Merger Sub or any NGH Subsidiary.

3.6

Brokers or Finders.  Other than as set forth on Schedule 3.6, neither the Merger Sub nor any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing similar function, or incurred any liability, for brokerage commissions, finders’ fees, investment advisory fees or similar compensation, in connection with the transactions contemplated by this Agreement.

3.7

Financial Statements.

(a)

The NGH has made available to PLKD the audited balance sheet of the NGH Subsidiaries (on a consolidated basis) as of December 31, 2014 (the “NGH Latest Balance Sheet”) and December 31, 2013 and the related statements of income, changes in stockholders’ equity, and cash flows of the NGH Subsidiaries (on a consolidated basis) for the years then ended (collectively, the “NGH Financial Statements”). The NGH Financial Statements are complete and correct in all material respects as of their respective dates and prepared in accordance with GAAP and applied on a consistent basis during the periods involved (except in each case as described in the notes thereto) and on that basis present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of the NGH and each NGH Subsidiary as of the dates of and for the periods referred to in the NGH Financial Statements.

(b)

The NGH has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting for the NGH and each NGH Subsidiary.

(c)

Neither the NGH nor any NGH Subsidiary nor, to the Knowledge of the NGH, any director, officer, auditor, accountant or representative of the NGH or any NGH Subsidiary has received or otherwise had or obtained knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, that the NGH or any NGH Subsidiary has engaged in questionable accounting or auditing practices.

(d)

The NGH maintains and has maintained a standard system of accounting established and administered in accordance with GAAP.  The NGH has made available to PLKD accurate and complete copies of any written descriptions of, and any policies, manuals and other documents promulgating, such internal accounting controls.

3.8

Books and Records.  The books of account, minute books, stock record books, and other records of the NGH, complete copies of which have been made available to PLKD, have been properly kept and contain no inaccuracies except for inaccuracies that would not reasonably be expected to have a Material Adverse Effect on the NGH.  At the Closing, all of the NGH’s records will be in the possession of the NGH or its counsel.

3.9

No Undisclosed Liabilities.  Except as reflected on Schedule 3.9 or in the NGH Latest Balance Sheet, the NGH has not incurred any liabilities or obligations of any nature (whether accrued, absolute, fixed, contingent, determined, determinable, unliquidated or otherwise, except (i) liabilities which have arisen after the date of the NGH Latest Balance Sheet in the ordinary course of business, or (ii) liabilities under this Agreement.

3.10

Subsidiaries.  Each NGH Subsidiary is set forth on Schedule 3.10.

3.11

Material Changes.  Since the date of the NGH Latest Balance Sheet, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect on the NGH or any NGH Subsidiary, (ii) the NGH has not altered its method of accounting, and (iii) except as set forth in Schedule 3.11, the NGH has not issued any equity or equity-linked securities.

3.12

Compliance with Laws.

(a)

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the NGH or any NGH Subsidiary, or would not reasonably be expected to prevent or materially impair the consummation of the transactions contemplated by this Agreement, the business of the NGH or any NGH Subsidiary has not been, and as of the Effective Date will not be conducted in violation of any applicable United States federal, state or local, non-United States, national, provincial or local, or multinational law, statute or ordinance, common law, or any rule, regulation, directive, treaty provision, or any applicable judgment, agency requirement, license or permit of any Governmental Body (collectively, “Laws”). No investigation, audit or review by any Governmental Body with respect to the NGH or any NGH Subsidiary is pending or, to the Knowledge of the NGH, threatened, nor has any Governmental Body notified the NGH in writing of its intention to conduct the same, except for (i) such investigations or reviews that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the NGH or any NGH Subsidiary and/or (ii) any investigation or review related to the Merger. As of the date hereof, the NGH has not received any notice or communication of any material noncompliance with any applicable Laws that has not been cured as of the date hereof.

(b)

Merger Sub and each NGH Subsidiary holds, to the extent legally required to operate its business as such businesses is being operated as of the date hereof, all permits, licenses, clearances, authorizations, certificates, variances, exemptions, registrations and approvals from all federal, state, local and foreign authorities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the NGH or any NGH Subsidiary. No suspension or cancellation of any Permits of the NGH or any NGH Subsidiary is pending or, to the Knowledge of the NGH, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the NGH or any NGH Subsidiary. The Merger Sub and each NGH Subsidiary is in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the NGH or any NGH Subsidiary.

3.13

Tax Free Reorganization. Neither the NGH nor, to the NGH’s Knowledge, any of its Affiliates has taken or agreed to take any action that would prevent the Merger, taken together with the subsequent merger of the Merger Sub with and into PLKD, from qualifying as a reorganization under Section 368(a) of the Code.

3.14

Information. All of the written information provided by, or on behalf of, the NGH regarding the NGH or any of their respective officers, directors, employees, agents or other representatives, to the PLKD or its representatives for the express purpose of the PLKD preparing any filings to be made with the SEC or any other Governmental Body in connection with the consummation of the transactions contemplated hereby is accurate and complete in all material respects.

3.15

Tax Returns and Payments; PFIC.

(a)

There are no federal, state, provincial, county, local or foreign taxes due and payable by the NGH which have not been timely paid.  There are no accrued and unpaid federal, state, provincial, county, local or foreign taxes of the NGH which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  The NGH has duly and timely filed all federal, state, provincial, county, local or foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

(b)

For the fiscal year of each NGH Subsidiary in which the Closing occurs, no NGH Subsidiary will be a “passive foreign investment NGH” within the meaning of Section 1297 of the Code, and no NGH Subsidiary expects that it will become a passive foreign investment NGH for any fiscal year thereafter.  The fiscal year of each NGH Subsidiary is the period ending on December 31 of each year.

3.16

Full Disclosure.  The representations and warranties of the NGH contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  There is no fact of which the NGH has Knowledge that has not been disclosed to PLKD and Merger Sub pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or would reasonably be expected to have a Material Adverse Effect on the NGH or any NGH Subsidiary, or materially adversely affect the ability of the NGH or any NGH Subsidiary to consummate in a timely manner the transactions contemplated hereby.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PLKD AND MERGER SUB

PLKD and Merger Sub hereby represent and warrant, jointly and severally, to the NGH as follows:

4.1

Organization and Qualification.  Each of PLKD and Merger Sub (i) is and on the Effective Date will be a legal entity duly organized or incorporated (as applicable), validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the Laws of its respective jurisdiction of organization or incorporation (as applicable), (ii) has, and on the Effective Date will have, the requisite corporate power to carry on their respective businesses as now conducted and (iii) is qualified to do business and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) as a foreign corporation where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, would not have, individually or in the aggregate, a Material Adverse Effect on PLKD, Merger Sub, or the Surviving NGH. PLKD has heretofore made available to the NGH accurate and complete copies of its articles of incorporation and bylaws, each as amended and in effect as of the date of this Agreement (the “PLKD Organization Documents”), and the articles of incorporation and bylaws of Merger Sub, each as amended to date and as currently in effect (the “Merger Sub Organization Documents”).  None of PLKD or Merger Sub is in violation of any PLKD Organization Document or Merger Sub Organization Document, as applicable.

4.2

Authority Relative to this Agreement; Non-Contravention.  Each of PLKD and Merger Sub has the requisite corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder.  The execution and delivery of this Agreement by PLKD and Merger Sub, and the consummation by PLKD and Merger Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of PLKD and Merger Sub. Subject only to the adoption of this Agreement by PLKD as the sole stockholder of Merger Sub, no further corporate actions on the part of PLKD or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by PLKD and Merger Sub and, assuming it is a valid and binding obligation of the NGH, constitutes a valid and binding obligation of PLKD and Merger Sub enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.  Except for (i) approvals under applicable Blue Sky laws and the filing of Form D with the SEC and (ii) the filing of the Articles of Merger with the Florida Secretary of State and as set forth on Schedule 4.2, no authorization, consent or approval of, or filing with, any public body, court, Governmental Body or Self-Regulatory Organization is necessary on the part of PLKD or Merger Sub for the consummation by PLKD or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, have a Material Adverse Effect on PLKD or Merger Sub, or adversely affect the consummation of the transactions contemplated hereby.

4.3

No Conflicts.  Neither PLKD nor Merger Sub is subject to, or obligated under, any provision of (i) their respective certificates of incorporation or bylaws, (ii) any agreement, arrangement or understanding, (iii) any license, franchise or permit, nor (iv) subject to obtaining the approvals referred to in Section 4.2 above, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of their respective assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, would not have a Material Adverse Effect on PLKD or Merger Sub.

4.4

Capitalization.

(a)

As of the date hereof, PLKD is authorized to issue an aggregate of 9,560,000,000 shares of capital stock, of which (i) 9,500,000,000 are shares of PLKD Common Stock, of which [41,834,795] shares are issued and outstanding, and (ii) 60,000,000 are shares of preferred stock, par value $0.001 per share, of which 50,000,000 are designated as PLKD Series A Preferred Stock, [49,687,200] of which are issued and outstanding, and 10,000,000 are designated as PLKD Series B Preferred Stock, all of which are issued and outstanding, such that the aforementioned issued and outstanding shares constitute the pre-Merger capitalization of PLKD is as set forth on Exhibit B hereto. As of the Effective Time, PLKD shall be authorized to issue an aggregate of 9,560,000,000 shares of capital stock, of which (i) 9,500,000,000 will be shares of PLKD Common Stock, of which 219,373,975 shares will be issued and outstanding, and (ii) 60,000,000 are shares of preferred stock, par value $0.001 per share, of which 10,000,000 are designated as PLKD Series B Preferred Stock, of which 8,600,000 are issued and outstanding, such that aforementioned issued and outstanding shares shall constitute the post-Merger capitalization of PLKD is also as set forth on Exhibit B hereto. Except as provided in the foregoing sentence, there will be no shares of PLKD Common Stock and no shares of PLKD Preferred Stock issued and outstanding immediately prior to the Effective Time. The issued and outstanding shares of PLKD Common Stock, PLKD Series B Preferred Stock and the Merger Consideration, when issued, will be duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights or applicable law and free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance, restriction or charge of any kind. As of the Effective Date, there will be no agreements or other obligations (contingent or otherwise) which may require PLKD to repurchase or otherwise acquire any shares of the PLKD Capital Stock. At the Effective Time, other than as set forth in this Section 4.4, no other securities of PLKD, including equity securities or securities containing any equity features authorized, shall be issued or outstanding.  Other than the PLKD Preferred Stock, there are no commitments, obligations, agreements or other rights or arrangements (contingent or otherwise) existing that provide for the sale or issuance of capital stock by PLKD and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind (contingent or otherwise) outstanding to purchase or otherwise acquire from PLKD any shares of capital stock or other securities of PLKD of any kind, and there will not be any of the foregoing prior to or at the Effective Time.

(b)

PLKD is not a party to, and, to PLKD’s Knowledge, there do not exist, any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of PLKD.

(c)

Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Merger Sub has not, and at the Effective Time will not have, engaged in any activities or incurred any obligations or liabilities, except the activities relating to the transactions contemplated by this Agreement and obligations and liabilities incurred in connection with those activities and with the transactions contemplated by this Agreement. The authorized capital of Merger Sub consists of one share of common stock, par value $0.001 per share, which is, and at the Effective Time will be, issued and outstanding and owned by PLKD.  The issued and outstanding share of capital stock of Merger Sub is, and at the Effective Time will be, duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights or any applicable law or regulation, and are free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance, restriction or charge of any kind. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Merger Sub any shares of capital stock or other securities of Merger Sub of any kind, and there will not be any such agreements prior to or at the Effective Time. Merger Sub has not at any time granted any stock options, restricted stock, restricted stock units, phantom stock, performance stock or other compensatory equity or equity-linked awards.  There are, and at the Effective Time, there will be, no commitments, agreements or other obligations (contingent or otherwise) which may require Merger Sub to repurchase or otherwise acquire any shares of its capital stock.

(d)

 Except as contemplated by this Agreement or as set forth on Schedule 4.4(d), neither PLKD nor Merger Sub is a party to, and, to PLKD’s Knowledge, there do not exist any voting trusts, proxies, or other contracts with respect to the voting of shares of PLKD Capital Stock or Merger Sub Capital Stock, as applicable. Except as set forth on Schedule 4.4(d), there are no outstanding obligations of PLKD or Merger Sub (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive rights with respect to, any shares of PLKD Capital Stock or Merger Sub Capital Stock, as applicable.

(e)

Except as set forth on Schedule 4.4(e), no registration rights have been granted to holders or subscribers of PLKD Capital Stock or Merger Sub Capital Stock.

4.5

Title To Assets. PLKD owns good and transferable title to all of its assets free and clear of any encumbrances, other than Permitted Liens. Merger Sub does not own any assets.

4.6

Government Approvals; Registration; Compliance. Except for (i) compliance with the applicable requirements of the Exchange Act, (ii) the filing of all necessary documents with the Florida Secretary of State pursuant to the Florida Statutes or (iii) as set forth on Schedule 4.6, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Body or Self-Regulatory Organization are necessary for the execution and delivery of this Agreement by PLKD or Merger Sub, the performance by PLKD and Merger Sub of their respective obligations hereunder and the consummation by PLKD and Merger Sub of the Merger and the other transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, prevent or materially impair the ability of PLKD and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement or to execute, deliver and perform its obligations pursuant hereto.

4.7

PLKD SEC Filings; Financial Statements.

(a)

Except as set forth on Schedule 4.7(a), since February 27, 2008, PLKD has timely filed all reports, forms, financial statements and documents that it was required to file with the SEC pursuant to the Exchange Act,  (all such reports, forms, financial statements and documents are referred to herein collectively as the “PLKD Previous Filings” and such PLKD Previous Filings and any other documents filed by PLKD with the SEC through the Effective Time, as supplemented and amended since the time of filing, collectively the “PLKD SEC Filings”) . PLKD shall notify the NGH immediately and in writing of the filing of any additional forms, reports or documents filed with the SEC by PLKD after the date hereof and prior to the Effective Time. As of their respective filing dates (or if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such amending or superseding filing), each of the PLKD SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the SEC promulgated thereunder.

(b)

Except as set forth on Schedule 4.7(b), the financial statements (including footnotes thereto) included in or incorporated by reference into the PLKD SEC Filings (the “PLKD Financial Statements”) were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with the Securities Act or the Exchange Act, as applicable, and the applicable accounting requirements, rules and regulations of the SEC promulgated thereunder as of their respective dates and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein).  The PLKD Financial Statements fairly present in all material respects the financial condition of PLKD as of the dates thereof and results of operations, cash flows and stockholders’ equity for the periods referred to therein (subject, in the case of unaudited PLKD Financial Statements, to normal recurring year-end adjustments).  There has been no change in PLKD accounting policies except as described in the notes to the PLKD Financial Statements.

(c)

Each of the principal executive officers of PLKD and the principal financial officer of PLKD (and each former principal executive officer of PLKD and each former principal financial officer of PLKD, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and regulations of the SEC promulgated thereunder with respect to the PLKD SEC Filings. For purposes of this Section 4.7(c), “principal executive officer” and “principal financial officer” have the meanings given to such terms in SOX. Neither PLKD nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX. PLKD is in compliance in all material respects with SOX.

(d)

PLKD has designed and maintains “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) to provide reasonable assurances regarding the reliability of financial reporting and the preparation of the PLKD Financial Statements for external purposes in accordance with GAAP.

(e)

PLKD has designed and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information that is required to be disclosed by PLKD in the PLKD SEC Filings is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure.

(f)

PLKD has disclosed, based on its most recent evaluation prior to the date hereof, to its outside auditors and the audit committee of PLKD (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that are reasonably likely to have a Material Adverse Effect on PLKD’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in PLKD’s internal controls over financial reporting.

Except as set forth on Schedule 4.7(f), since February 27, 2008, PLKD has not received from its independent auditors any oral or written notification of a (x) “significant deficiency” or (y) “material weakness” in PLKD’s internal controls. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standards No. 115, as in effect on the date hereof.

(g)

To the Knowledge of PLKD: (x) no director or officer of PLKD or any of its Subsidiaries has engaged in any “insider trading” in violation of applicable law with respect to any security issued by PLKD or any of its Subsidiaries; and (y) no such director or officer has made any false certifications or statements under (i) Rule 13a-14 or 15d-14 under the Exchange Act or (ii) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any PLKD SEC Filings.

4.8

Litigation.  Other than as set forth on Schedule 4.8, there are no Proceedings pending or, to the Knowledge of PLKD, threatened against PLKD, Merger Sub, or any of their respective officers, directors or employees, individually or in the aggregate, and to the Knowledge of PLKD, there is no reasonable basis for any Proceeding directly or indirectly involving PLKD, Merger Sub, or any of their respective officers, directors, or employees.  Neither PLKD nor Merger Sub is a party to any order, judgment or decree issued by any Governmental Body or Self-Regulatory Organization.

4.9

Subsidiaries.  All of PLKD’s Subsidiaries are set forth on Schedule 4.9.  PLKD owns all of the outstanding shares of capital stock of Merger Sub and all such shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or encumbrances.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated hereby or thereby, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

4.10

No Brokers or Finders.  Except as set forth on Schedule 4.10, none of PLKD or any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing a similar function, or incurred any liability for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement.

4.11

Tax Matters.

(a)

(i)  PLKD and Merger Sub have each timely filed (or has had timely filed on its behalf) all material returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents (“Returns”), required to be filed by it in respect of any Taxes; (ii) all such Returns are complete and accurate in all material respects; (iii) each of PLKD and Merger Sub has timely paid (or has had timely paid on its behalf) all Taxes required to have been paid by it (whether or not shown on any Return); (iv) PLKD has established on the PLKD Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet paid; and (v) each of PLKD and Merger Sub has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including without limitation employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

(b)

There are no liens for Taxes upon any assets of PLKD or Merger Sub, except statutory liens for current Taxes not yet due.

(c)

No deficiency for any Taxes has been asserted, assessed or proposed against PLKD or Merger Sub that has not been finally resolved.  No waiver, extension or comparable consent given by Parent or Merger Sub regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending.  There is no pending or threatened Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to PLKD or Merger Sub by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of PLKD, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. PLKD does not expect the assessment of any additional Taxes of PLKD or Merger Sub for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of PLKD which would exceed the estimated reserves established on its books and records.

(d)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in combination with any other event (whether contingent or otherwise) will result in any “parachute payment” under Section 280G of the Code (or any corresponding provision of state, local, or foreign Tax law).

(e)

There is no contract, agreement, plan or arrangement to which PLKD or Merger Sub is a party which requires PLKD or Merger Sub to pay a Tax gross-up, equalization or reimbursement payment to any Person, including without limitation, with respect to any Tax-related payments under Section 409A of the Code or Section 280G of the Code.

(f)

Neither PLKD nor Merger Sub is liable for Taxes of any other Person under Treasury Regulations section 1.1502-6 or any similar provision of state, local or foreign Tax law, as a transferee or successor, by Contract or otherwise.  Neither PLKD nor Merger Sub is a party to any Tax sharing, allocation or indemnification agreement.  Neither PLKD nor Merger Sub has agreed, or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in Taxable income.  Neither PLKD nor Merger Sub will be required to include any item of income in Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) prepaid amount received on or prior to the Closing Date or (ii) “closing agreement” described in Section 7121 of the Code (or any similar or corresponding provision of any other Tax law).  No claim has ever been made by a Taxing authority in a jurisdiction where PLKD or Merger Sub does not file a Return that PLKD or Merger Sub is subject to Tax imposed by that jurisdiction.  There are no advance rulings in respect of any Tax pending or issued by any Taxing authority with respect to any Taxes of PLKD.

(g)

Neither PLKD nor Merger Sub has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(h)

Neither PLKD nor Merger Sub has requested any extension of time within which to file any Return, which return has not since been filed.

4.12

Contracts and Commitments.

(a)

Except as contemplated herein, Contracts filed as exhibits to, or incorporated by reference into, the PLKD Previous Filings, or as set forth on Schedule 4.12(a), PLKD is not a party to any Contract that is currently in effect, that would be required to be filed by PLKD as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act.

4.13

Affiliate Transactions.  No officer, director or employee of PLKD, or any member of the immediate family of any such officer or director or employee, or any entity in which any of such persons owns any beneficial interest (collectively “PLKD Insiders” and, each a “PLKD Insider”), has any Contract with PLKD, or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of PLKD, of the type as would be required to be disclosed in the PLKD Previous Filings, pursuant to Item 404 of Regulation S-K under the Securities Act, except as disclosed in, or incorporated by reference into, the PLKD Previous Filings.  Except as set forth on Schedule 4.13 or as disclosed in, or incorporated by reference into, the PLKD Previous Filings, PLKD is not indebted to any PLKD Insider (except for reimbursement of ordinary business expenses) and no PLKD Insider is indebted to PLKD (except for cash advances for ordinary business expenses).  For purposes of this Section 4.13, the members of the immediate family of an officer, director or employee shall consist of the spouse, PLKD’s, children or siblings of such officer, director or employee.

4.14

Compliance with Laws; Permits.

(a)

Except as would not have, individually or in the aggregate, a Material Adverse Effect on PLKD, Merger Sub or the Surviving NGH or would not reasonably be expected to prevent or materially impair the consummation of the transactions contemplated by this Agreement, the businesses of PLKD and Merger Sub have not been, and as of the Effective Date will not be conducted in violation of any applicable Laws. No investigation, audit or review by any Governmental Body or Self-Regulatory Organization with respect to PLKD or Merger Sub is pending or, to the Knowledge of PLKD, threatened, nor has any Governmental Body notified PLKD or Merger Sub of its intention to conduct the same. As of the date hereof, PLKD and/or Merger Sub have not received any notice or communication of any material noncompliance with any applicable Laws that has not been cured as of the date hereof.

(b)

PLKD has all Permits from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) that are necessary and material to its operations and business.

(c)

To the Knowledge of PLKD, neither PLKD nor Merger Sub has solicited, received, paid or offered to pay any remuneration, directly or indirectly, overtly or covertly, in cash or kind for the purpose of making or receiving any referral that violated an anti-corruption Law.

(d)

All filings required to be made with or approvals required to be obtained from any governmental entity, exchange or Self-Regulatory Organization in connection with the transactions contemplated hereby are set forth on Schedule 4.14(d) hereto.

4.15

Validity of the PLKD Capital Stock. The shares of PLKD Common Stock to be issued to holders of NGH Common Stock, pursuant and by virtue of the Merger, will be, when issued, duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights and encumbrances and, provided that the information set forth in each Stockholder Questionnaire is accurate in all material respects, not issued in violation of any applicable law or regulation, including the Securities Act and any state Blue Sky laws.

4.16

Books and Records.  The books of account, minute books, stock record books, and other records of PLKD, complete copies of which have been made available to the NGH, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, have a Material Adverse Effect on PLKD or Merger Sub.  At the Closing, all of PLKD’s records will be in the possession of PLKD or its counsel.

4.17

Real Property.  Neither PLKD nor Merger Sub owns any real property. Schedule 4.17 sets forth a correct street address of all tracts, parcels and subdivided lots in which PLKD has a leasehold interest and an accurate description (by location, name of lessor, date of Lease and term expiry date) of all Leases of which PLKD is a party to. Merger Sub does not lease any real property.

4.18

Insurance.  The insurance policies of PLKD and Merger Sub are described on Schedule 4.18.

(a)

PLKD has delivered to the NGH (i) accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder), including pending applications, to which PLKD is a party or under which PLKD is covered, (ii) a description of any self-insurance arrangements, (iii) a list of any reserves for losses, (iv) accurate and complete copies of any contracts involving a transfer of the risk of loss, (v) accurate and complete copies of any obligations of PLKD o insure Third Parties, and (vi) a summary of all loss experiences and claims made under any of the foregoing.

(b)

All policies of insurance as described in Section 4.18(a)(i) are (i) valid, outstanding and enforceable, and (ii) to PLKD’s Knowledge, issued by an insurer that is financially sound and reputable.

4.19

No Undisclosed Liabilities.  Except as reflected in the audited consolidated balance sheet of PLKD at September 30, 2015 (the “PLKD Latest Balance Sheet”), PLKD has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), other than liabilities incurred in the ordinary course of business since the date of the PLKD Latest Balance Sheet. PLKD, on an unconsolidated basis, will have no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) at Closing. Merger Sub has and at Closing will have no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise).

4.20

Material Changes.  Except as set forth on Schedule 4.20, since the PLKD Latest Balance Sheet, (i) there has been no event, occurrence or development that has had or that would result in a Material Adverse Effect on PLKD, Merger Sub or the Surviving NGH, (ii) PLKD has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the PLKD Financial Statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) PLKD has not altered its method of accounting, (iv) PLKD has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) PLKD has not issued any equity securities.

4.21

Employee Benefit Plans.  Except as set forth on Schedule 4.21, neither PLKD nor Merger Sub sponsors, maintains or has any obligation or liability under, any Compensatory Plan.

4.22

Employees.  Except as disclosed in the PLKD SEC Filings, neither PLKD, nor Merger Sub has any employees and neither PLKD nor Merger Sub has any obligation or liability of a material nature to any current or former officer, director, employee or Affiliate of PLKD.  Each individual providing services to the PLKD has been properly classified as an employee or a non-employee service provider with respect to the PLKD, as applicable, for all purposes under applicable law.  Other than with respect to indebtedness incurred in the ordinary course of business, no current or former employee, consultant or director of PLKD or Merger Sub owes any indebtedness to PLKD, Merger Sub or their Affiliates.

4.23

Tax Free Reorganization. Neither PLKD nor, to PLKD’s Knowledge, any of its Affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

4.24

Investment NGH.

None of PLKD, Merger Sub or the Surviving NGH is as of the date of this Agreement, nor upon the Closing will be, an “investment NGH,” a NGH controlled by an “investment NGH,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment NGH,” as such terms are defined in the Investment NGH Act of 1940, as amended.

4.25

Foreign Corrupt Practices.  None of PLKD, Merger Sub or any director, officer, or, to the Knowledge of PLKD, agent, employee or other Person acting on behalf of PLKD has, in the course of its actions for, or on behalf of, PLKD: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made other unlawful payment to any foreign or domestic government official or employee.

4.26

No Integrated Offering.  None of PLKD or any Affiliates of PLKD, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the shares of PLKD Common Stock issuable pursuant to this

Agreement under the Securities Act or cause this offering of the Merger Consideration to be integrated with prior offerings by PLKD for purposes of the Securities Act or any applicable shareholder approval requirements of any authority.

4.27

Application of Takeover Provisions. There is no control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested shareholder or similar provision under the PLKD Organization Documents, the Merger Sub Organization Documents, or the Florida Statutes applicable to the transactions contemplated hereby, including the Merger and PLKD’s issuance of shares of PLKD Common Stock to the stockholders of the NGH.  PLKD has never, and as of the Effective Date, will not have ever adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of PLKD Capital Stock or a change in control of PLKD.

4.28

Information. All of the information provided by, or on behalf of, PLKD or Merger Sub regarding PLKD, Merger Sub or any of their respective officers, directors, employees, agents or other representatives, to the NGH or its representatives for purposes of, or otherwise in connection with, the preparation of any filings to be made with the SEC or any other Governmental Body or Self-Regulatory Organization in connection with the consummation of the transactions contemplated hereby is accurate and complete in all material respects.

4.29

Relationship with Related Persons. Except as set forth on Schedule 4.29, no Related Person of PLKD has any ownership interest in any property of PLKD(whether real, personal or mixed and whether tangible or intangible), other than as an owner of PLKD’s equity securities.  Other than for the ownership of up to one percent (1%) of shares in any publicly-traded corporation, neither PLKD nor any Related Person of PLKD owns of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has had business dealings or a material financial interest in any transaction with PLKD other than business dealings or transactions disclosed on Schedule 4.29, each of which has been conducted in the ordinary course of business with PLKD at substantially prevailing market prices and on substantially prevailing market terms. Except as set forth on Schedule 4.29, no Related Person of PLKD is a party to any contract with, or has any claim or right against, PLKD.

4.30

Full Disclosure.  The representations and warranties of PLKD and Merger Sub contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  There is no fact of which PLKD or Merger Sub has Knowledge that has not been disclosed to the NGH pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or would reasonably be expected to have a Material Adverse Effect on PLKD, Merger Sub or the Surviving NGH, or materially adversely affect the ability of PLKD or Merger Sub to consummate in a timely manner the transactions contemplated hereby.

ARTICLE V

ORGANIZATION OF MERGER SUB, AND CONTRIBUTION OF NGH SHARES

5.1

Organization of Merger Sub.  Immediately upon the execution of this Agreement and Plan of Merger, PLKD shall cause the Merger Sub to be incorporated under the laws of the state of Florida pursuant to the terms of this agreement.

5.2

Contribution of NGH Shares.

Within 24 hours of the execution of this agreement, the shareholders of Next Group Holdings, Inc.  shall cause all of the shares of Next Group Holdings, Inc., to be contributed to the Merger Sub.  Time shall be of the essence with respect to the contribution of the Next group shares. Upon the delivery of the Next Group shares to the Merger Sub, Pleasant kids shall take all commercially reasonable efforts to complete this merger by filing a certificate of merger with the State of Florida. And by filing a corporate action notification form with respect to this merger with the Financial Industry Regulatory Authority. In no event shall the effective date of this merger be later than December 31, 2015.

ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGER

6.1

Conduct of Business by PLKD and Merger Sub.  From the date of this Agreement to the Effective Date, except as expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 6.1, and unless the NGH shall otherwise agree in writing, neither PLKD nor Merger Sub shall, directly or indirectly, (i) amend the PLKD Organization Documents or Merger Sub Organization Documents, as the case may be, (ii) split, combine or reclassify any outstanding shares of PLKD Capital Stock, (iii) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the PLKD Capital Stock , (iv) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of PLKD’s entry into this Agreement for which consents, waivers or modifications are required to be obtained, (v) enter into or amend any existing Contract that would be required to be filed by PLKD as a “plan of acquisition, reorganization, arrangement, liquidation or succession” pursuant to Item 601(b)(2), an “instrument defining the rights of security holders, including indentures” pursuant to Item 601(b)(4), or a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act without the prior written consent of the NGH, which shall not be reasonably withheld, (vi) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and PLKD’s past custom and practice, (vii) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except in connection with the conversion of PLKD securities outstanding on the date of this Agreement, or payment of stock dividends, (viii) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, (ix) make or change any material Tax elections, settle or compromise any material Tax liability or file any amended Returns or (x) adopt any Compensatory Plan or hire or materially increase the existing compensation of any employee, consultant, director or other service provider.

6.2

Conduct of Business by the NGH.  From the date of this Agreement to the Effective Date, unless PLKD shall otherwise agree in writing or except as set forth in Schedule 6.2 or otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 6.2, the NGH shall not, directly or indirectly, (i) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of NGH’s entry into this Agreement for which consents, waivers or modifications are required to be obtained (ii) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and the NGH’s past custom and practice, (iii) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of NGH Common Stock, or (iv) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof.

ARTICLE VII
ADDITIONAL COVENANTS AND AGREEMENTS

7.1

Governmental Filings.  Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.  Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement.

Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings.

7.2

Due Diligence; Access to Information; Confidentiality.

(a)

Between the date hereof and the Closing Date, PLKD shall afford to the NGH and its authorized representatives the opportunity to conduct and complete a due diligence investigation of PLKD as described herein.  In light of the foregoing, PLKD shall make available (together with the right to copy) to the NGH and its officers, employees, attorneys, accountants and other representatives (hereinafter collectively referred to as “Representatives”), all books, papers, and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its Subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), Tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, PLKD SEC Filings and correspondence, FINRA filings and correspondence, accountants’ work papers, litigation files (including, without limitation, legal research memoranda), attorney’s audit response letters, securities transfer records and stockholder lists, and any books, papers and records (collectively referred to herein as “Evaluation Material”) and otherwise provide such assistance as is reasonably requested in order that the NGH may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the PLKD; provided, however, that the foregoing rights granted to the NGH shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of PLKD and Merger Sub set forth herein.

(b)

The NGH’s use of the Evaluation Material shall be subject to and in accordance with the Confidentiality Agreement between the NGH and PLKD .

(c)

The parties acknowledge that, upon execution and delivery, this Agreement (but not the schedules hereto) will be filed by PLKD with the SEC under cover of Form 8-K.

7.3

Tax Treatment.  It is intended by the parties hereto that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code.  Each of the parties hereto adopts this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation sections 1.368-2(g) and 1.368-3(a).  PLKD, Merger Sub and the NGH shall report the Mergers as a reorganization within the meaning of Section 368(a) of the Code and file all Returns accordingly, unless otherwise required pursuant to a “determination” within the meaning of and described in Section 1313(a) of the Code.  PLKD, Merger Sub and the NGH each agree to use their respective commercially reasonable efforts to cause the Mergers to qualify, and will not take any actions which could prevent the Mergers from qualifying, as a “reorganization” under Section 368(a) of the Code.

7.4

Press Releases.  The NGH and PLKD shall agree with each other as to the form and substance of any press release, public announcement or submission or filing with any Governmental Body or Self-Regulatory Organization related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by any Laws or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

7.5

Securities Reports.  Prior to the Closing, PLKD will have timely filed with the SEC all reports, forms, financial statements and other documents required to be filed under the Securities Act and the Exchange Act that were or are due to be filed at any time prior to or on the Closing Date, including, without limitation, those delinquent filings set forth on Schedule 4.6(a).  All such reports and documents (i) shall not, as of the date of such filing, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) shall comply as to form, in all material respects, with the applicable rules and regulations of the SEC.  PLKD agrees to provide to the NGH copies of all reports and other documents filed under the Securities Act or the Exchange Act with the SEC by it between the date hereof and the Effective Date, prior to filing with the SEC, for the NGH’s review and comment.

7.6

NGH Audited and Interim Financial Statements. Prior to Closing, the NGH will have furnished to PLKD unaudited interim financial statements for each interim period completed prior to Closing that would be required to be included in a periodic report due prior to the Closing if the NGH were subject to the periodic reporting requirements under the Exchange Act (“NGH Interim Financial Statements”).  The NGH Interim Financial Statements will be prepared in accordance with GAAP and applied on a consistent basis during the periods involved (except in each case as described in the notes thereto) and on that basis will present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of the NGH and the NGH Subsidiaries (on a consolidated basis) as of the dates of and for the periods referred to in the NGH Interim Financial Statements.

7.7

No Solicitation. Unless and until this Agreement shall have been terminated pursuant to Section 10.1 (i) none of PLKD, or its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any Person or group of Persons concerning any merger, sale of capital stock, sale of substantial assets or other business combination involving PLKD and (ii) neither the NGH nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any SEC reporting NGH concerning any merger, sale of capital stock, sale of substantial assets or other business combination.  PLKD and the NGH will promptly notify the others if it receives a proposal or inquiry with respect to the matters described above.

7.8

Failure to Fulfill Conditions.  In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

7.9

Notification of Certain Matters.  At or prior to the Effective Time, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

7.10

Section 14(f) Compliance.  Prior to the Closing, the NGH will supply PLKD with all information with respect to the NGH and its nominees, officers, directors and Affiliates as reasonably requested by PLKD in order for PLKD to comply with Section 14(f) and Rule 14f-1 of the Exchange Act.

7.11

Access to Information. From the date of this Agreement until the Effective Time (or until the earlier termination of this agreement in accordance with Article X hereof), the NGH shall, and shall cause each Subsidiary and each of their respective directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, “NGH Representatives”), to:  (i) provide to PLKD and the Merger Sub and their respective officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, the “PLKD Representatives”) access at reasonable times upon reasonable prior notice and in a manner that does not unreasonably disrupt or interfere with business operations, to the officers, employees, agents, properties, offices and other facilities of the NGH and each Subsidiary and to the books and records thereof (including Tax Returns) and (ii) furnish promptly such information concerning the business, properties, offices and other facilities, Contracts, assets, liabilities, employees, officers and other aspects of the NGH and each Subsidiary as PLKD or the PLKD Representatives may reasonably request.  No investigation conducted pursuant to this Section 7.11 shall affect or be deemed to modify or limit any representation or warranty made by the NGH in this Agreement.

7.12

Leak-Out Agreement.  Contemporaneously with the execution of this Agreement, the form of Leak-Out Agreement attached hereto as Exhibit C shall be executed by the Pre-Merger PLKD Shareholders named therein.

(a)

During the Leak Out Period, PLKD will not be permitted to reverse split its common shares, and

(b)

PLKD will have the first right of refusal to purchase the Pleasant Kids Parties Leak Out Percentage for a 20 percent discount to market based on the highest trading price of the Common stock over the 10 trading days prior to the Rights Notice (defined below), during the first 10 days of every month prior to selling to the market.

7.13

Indemnification and Exculpation. PLKD shall cause the Surviving NGH to assume the obligations with respect to all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the NGH as provided in the NGH’s by-laws (in each case, as in effect on the date hereof), without further action, as of the Effective Time, and such obligations shall survive the Merger and shall continue in full force and effect (except as otherwise required by applicable Law) in accordance with their terms; it being understood that this Section 7.13 shall in no way limits the rights PLKD or the Surviving NGH may have pursuant to this Agreement (including pursuant to Article VII hereof) or otherwise. The provisions of this Section 7.13 are (i) intended to be for the benefit of, and will be enforceable by, each current or former director or officer of the NGH, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

7.14

No Registration Statements.   From the signing of this Agreement through the Closing Date, PLKD shall not file any Registration Statement with the SEC and shall not grant any registration rights that would require a filing of a Registration Statement during the period from the date of this Agreement up to and including the date that is one hundred eighty (180) days after the Closing Date, such that would cause the early termination of the Leak-Out Agreements, without the prior written consent of the NGH, which may be withheld in the NGH’s sole discretion,.

ARTICLE VIII
INDEMNIFICATION

8.1

     Survival. Unless otherwise explicitly set forth in this Agreement, all representations and warranties in this Agreement and any other certificate or document delivered pursuant to this Agreement shall be accurate as of the date of such certificate or document and as of the Closing Date.  All covenants and obligations in this Agreement and any other document delivered pursuant to this Agreement shall survive the Closing for the period set forth within such covenants and obligations. No party may bring a claim under this Article VIII for any Breach of any representation or warranty made in this Agreement after the twelve (12) month anniversary of the Closing Date.  No party may bring a claim under this Article VIII for any Breach of any covenant or obligation under this Agreement after the twelve (12) month anniversary of the date on which such covenant expired or such obligation was to be performed.  The parties expressly intend to limit the statute of limitations that may otherwise be applicable to a cause of action under this Agreement, other than fraud.  The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

8.2

Indemnification and Reimbursement by PLKD. PLKD will indemnify and hold harmless the NGH, and its employees, directors, Representatives, stockholders and Subsidiaries (collectively, the “NGH Indemnified Persons”), and will reimburse NGH Indemnified Persons for any Damages, whether or not involving a Third-Party Claim, arising from or in connection with:

(a)

any Breach of any representation or warranty made by PLKD or Merger Sub in (i) this Agreement or (ii) any other certificate, document, writing or instrument executed and delivered by PLKD or Merger Sub at or prior to Closing pursuant to this Agreement;

(b)

any Breach of any covenant or obligation of PLKD or Merger Sub in this Agreement or in any other certificate, document, writing or instrument executed and delivered by PLKD or Merger Sub at or prior to Closing pursuant to this Agreement;

(c)

the operations and corporate governance of PLKD prior to the Closing, including, without limitation, its compliance (or lack of compliance) with applicable Laws or the rules and regulations of any Self-Regulatory Organization; or

(d)

any litigation pending or threatened in writing on the Closing Date against PLKD or Merger Sub.

Notwithstanding anything to the contrary set forth in this Agreement and in addition to the insurance proceeds resulting from policies described in Section 9.3(v) below, NGH Indemnified Persons’ sole recourse against PLKD for the indemnification provided in this Article VIII shall, absent fraud or willful misconduct, be to receive Indemnification Shares out of the Indemnification Reserve as provided pursuant to this Article VIII which, except for fraud and willful misconduct, shall be the exclusive remedy from PLKD available to the NGH Indemnified Persons arising from or relating to the Merger, including (without limitation) in respect of any breach of or noncompliance with any provision of this Agreement by PLKD or its Representatives.

8.3

Insurance Deduction. Damages in respect of a matter shall be reduced by the amount of any insurance proceeds resulting from policies described in Section 9.3(q) below, actually received by any NGH Indemnified Persons with respect to such matter, less any costs of recovery (including any increase in insurance premiums). Applicable insurance coverage available to any NGH Indemnified Person for any Damages shall be pursued in good faith by the NGH, including compliance with reasonable notice, consent, and defense provisions. Any deductibles, self-insured retentions, or sums owed by the insured to its insurer under a fronting policy arrangement, shall not be treated as “insurance” for the purposes of this provision.

8.4

Indemnification and Reimbursement by the NGH. The NGH will indemnify and hold harmless PLKD and the Pre-Merger PLKD Shareholder Representative (on behalf of the pre-Merger PLKD shareholders (the “Pre-Merger PLKD Shareholders”)) (collectively, the “PLKD Indemnified Persons”), and will reimburse PLKD Indemnified Persons, for any Damages, whether or not involving a Third-Party Claim, arising from or in connection with:

(a)

any Breach of any representation or warranty made by the NGH in this Agreement or in any certificate, document, writing or instrument executed and delivered by the NGH at or prior to the Closing pursuant to this Agreement;

(b)

any Breach of any covenant or obligation of the NGH in this Agreement or in any other certificate, document, writing or instrument executed and delivered by the NGH at or prior to the Closing pursuant to this Agreement; or

(c)

any litigation pending or threatened in writing on the Closing Date against the NGH.

Notwithstanding anything to the contrary set forth in this Agreement, the indemnification provided in this Article VIII shall, absent fraud or willful misconduct, be the exclusive remedy available to the PLKD Indemnified Persons arising from or relating to the Merger, including (without limitation) in respect of any breach of or noncompliance with any provision of this Agreement by the NGH or its Representatives. Further, such claims by the PLKD Indemnified Persons shall in no event exceed the initial value of the Indemnification Reserve.

8.5

Indemnification Reserve. The Indemnification Reserve shall be comprised of a reserve of shares of PLKD Common Stock equal to 10,000,000 Shares of PLKD Common Stock (the “Indemnification Shares”) whichever is greater.  The Indemnification Reserve shall be maintained by the Olde Monmouth Stock Transfer Co., Inc., PLKD’s transfer agent (the “Transfer Agent”) for the benefit of the Pre-Merger NGH Shareholders on a pro rata basis from and after the Closing Date in accordance with this Article VIII.

8.6

Escrow Period; Release From Indemnification Reserve.

(a)

The period for which the Indemnification Shares are maintained in the Indemnification Reserve shall terminate upon the twelve (12) month anniversary of the Effective Time (the “Escrow Period”); provided, however, that a portion of the Indemnification Shares that is necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate delivered to the Transfer Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain reserved for issuance until such claims have been resolved.

(b)

Within three (3) business days after the end of the Escrow Period (the “Release Date”), the Transfer shall notify PLKD’s transfer agent of the termination of the reserve of the Indemnification Shares less the number of shares necessary to cover any Damages described in an Officer’s Certificate delivered in accordance with Section 8.6(a) with respect to any pending but unresolved indemnification claims. In the event any shares are reserved for issuance as a result of the preceding sentence, promptly upon resolution of each specific indemnification claim involved, the Transfer Agent shall notify PLKD’s transfer agent of the termination of the applicable reserve amount.

8.7

Claims Upon Indemnification Reserve. Upon receipt by the Transfer Agent on or before the Release Date of a certificate signed by any officer of the NGH (an “Officer’s Certificate”) (which the NGH shall cause to be delivered upon request of any NGH Indemnified Person alleging Damages that are the subject of Section 8.2) stating that Damages are alleged to exist with respect to the indemnification obligations of PLKD set forth in Section 8.2 and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant, claim or cost to which such item is related, the Transfer Agent shall, subject to the provisions of Section 8.8 and the remainder of this Article VIII, instruct PLKD’s transfer agent to issue to the Pre-Merger NGH Shareholders on a pro rata basis, as promptly as practicable, Indemnification Shares (valued based on the PLKD Average Price as of the delivery date of such Officer’s Certificate). The presentation of any Officer’s Certificate with respect to any indemnification obligation under Section 8.2 shall not limit the right of the NGH to submit one or more additional Officer’s Certificates with respect to the same or any other indemnification obligation.

8.8

Objections to Claims.

(a)

At the time of delivery of any Officer’s Certificate to the Transfer Agent, the NGH shall deliver a duplicate copy of such Officer’s Certificate to the Pre-Merger PLKD Shareholder Representative.  For a period of thirty (30) days after such delivery, the Transfer Agent shall not issue any instructions to PLKD’s transfer agent regarding issuance of the Indemnification Shares pursuant to Section 8.7 unless the Transfer Agent shall have received written authorization from the Pre-Merger PLKD Shareholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Transfer Agent shall instruct PLKD’s transfer agent to issue to the Pre-Merger NGH Shareholders on a pro rata basis, as promptly as practicable, the applicable portion of the Indemnification Shares in accordance with Section 8.7, provided that no such delivery may be made if the Pre-Merger PLKD Shareholder Representative shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Transfer Agent and to the NGH prior to the expiration of such thirty (30) day period.

(b)

In case the Pre-Merger PLKD Shareholder Representative shall so object in writing to any claim or claims by the NGH made in any Officer’s Certificate, the NGH shall have thirty (30) days to respond in a written statement to the objection of the Pre-Merger PLKD Shareholder Representative.  If after such thirty (30) day period there remains a dispute as to any claims, the Pre-Merger PLKD Shareholder Representative and the NGH shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Pre-Merger PLKD Shareholder Representative and the NGH should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, if applicable, shall be furnished to the Transfer Agent. The Transfer Agent shall be entitled to rely on any such memorandum and shall instruct PLKD’s transfer agent regarding the termination of reserve or issuance of the Indemnification Shares in accordance with the terms of such memorandum.

(c)

If no agreement can be reached after good faith negotiation between the parties pursuant to Section 8.8(b), then the Transfer Agent will instruct PLKD’s transfer agent regarding the issuance of the Indemnification Shares to the Pre-Merger NGH Shareholders on a pro rata basis, only:

(i)

in accordance with joint written instructions of the NGH and the Pre-Merger PLKD Shareholder Representative; or

(ii)

in accordance with a final, non-appealable order of a court of competent jurisdiction (a “Final Decision”).   Any Final Decision will be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Transfer Agent to the effect that the order is final and non-appealable. The Transfer Agent will act on such court order and legal opinion without further question.

8.9

Third Party Claims Where NGH Indemnified Persons Potentially Indemnified. In the event the NGH becomes aware of a Third-Party Claim or Damages which the NGH believes may result in a demand against the Indemnification Reserve or a claim for Damages pursuant to the indemnification provisions of Section 8.2 hereof, the NGH shall notify the Pre-Merger PLKD Representative of such claim. The NGH shall have the right to settle any such claim with the consent of the Pre-Merger PLKD Shareholder Representative which shall not be unreasonably withheld so long as PLKD, its pre-Merger shareholders and the Pre-Merger PLKD Shareholder Representative will be fully released from such claim in connection with such settlement. In the event that the Pre-Merger PLKD Shareholder Representative has consented to any such settlement, the Pre-Merger PLKD Shareholder Representative shall have no power or authority to object under Section 8.8 or any other provision of this Article VIII to the amount of any claim by the NGH against the Indemnification Reserve for indemnity with respect to such settlement.

8.10

Third Party Claims Where PLKD Indemnified Persons Potentially Indemnified. In the event PLKD or Pre-Merger PLKD Shareholder Representative becomes aware of a Third-Party Claim or Damages which is believed may result in a claim for Damages pursuant to the indemnification provisions of Section 8.4 hereof, the Pre-Merger PLKD Shareholder Representative shall notify the NGH of such claim. The PLKD Indemnified Persons shall have the right to settle any such claim with the consent of the NGH which shall not be unreasonably withheld so long as the NGH and its Representatives will be fully released from such claim in connection with such settlement.

8.11

Limitations on Indemnification. PLKD and the PLKD pre-Merger shareholders shall not have any liability under Section 8.2(a) hereof and the NGH shall not have any liability under Section 8.4 hereof unless the aggregate amount of Damages exceeds $25,000 (the “Basket”) and, in such event, shall be liable for the entire amount of all such Damages; provided, however, that the Basket shall not apply to Damages under Sections 8.2(b) through (d) or related to fraud or willful misconduct.

ARTICLE IX
CONDITIONS

9.1

Conditions to Obligations of Each Party.  The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

(a)

No Prohibitive Change of Law.  There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(b)

Stockholder Approval.  This Agreement and the Merger shall have been approved by the Requisite NGH Stockholder Vote.

(c)

Section 14(f) Compliance.  Ten (10) days shall have elapsed since an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder has been filed by PLKD with the SEC and transmitted to the stockholders of PLKD in accordance with Rule 14f-1.

(d)

Adverse Proceedings.  There shall not be threatened in writing, instituted or pending any action or proceeding before any court or Governmental Body, Self-Regulatory Organization or other agency (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by PLKD or Merger Sub of all or a material portion of the business or assets of the NGH, or to compel PLKD or Merger Sub or the NGH to dispose of or to hold separately all or a material portion of the business or assets of PLKD or Merger Sub or of the NGH, as a result of the transactions contemplated hereby; (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

(e)

Governmental Action.  There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or Governmental Body or agency, that would result, directly or indirectly, in any of the consequences referred to in Section 9.1(d).

9.2

Additional Conditions to Obligation of PLKD and Merger Sub.  The obligations of PLKD and Merger Sub to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

(a)

Representations and Compliance.  The representations and warranties of the NGH contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Closing Date, in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date.  The NGH shall in all respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

(b)

Officers’ Certificate.  The NGH shall have furnished to PLKD and Merger Sub a certificate of the Chief Executive Officer of the NGH, dated as of the Effective Date, in which such officer shall certify that, to the best of his Knowledge, the conditions set forth in Section 9.2(a) have been fulfilled.

(c)

Secretary’s Certificate.  The NGH shall have furnished to PLKD (i) copies of the text of the resolutions by which the corporate action on the part of the NGH necessary to approve this Agreement, the Articles of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Closing Date executed on behalf of the NGH by its corporate secretary or one of its assistant corporate secretaries certifying to PLKD that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (iii) an incumbency certificate dated as of the Closing Date executed on behalf of the NGH by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of the NGH executing this Agreement, the Articles of Merger or any other agreement, certificate or other instrument executed pursuant hereto by the NGH, (iv) a copy of the articles of incorporation of the NGH, certified by the Secretary of State of Florida, and (v) a certificate from the Secretary of State of Florida evidencing the good standing of the NGH in such jurisdiction as of a day within five (5) business days prior to the Closing Date.

(d)

Consents and Approvals.  The NGH shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, in order that the transactions contemplated herein shall not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the NGH’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting the NGH or any license, franchise or permit of or affecting the NGH.

(e)

Articles of Merger.  The NGH shall have executed a copy of the Articles of Merger.

(f)

Stockholder Questionnaire.  Each of the stockholders of the NGH shall have executed and delivered to PLKD a completed stockholder qualification questionnaire in the form reasonably acceptable to both PLKD and the NGH (a “Stockholder Questionnaire”) accurate in all material respects and attesting that (i) such stockholder is acquiring the Merger Consideration for his, her or its sole account, for investment and not with a view to the resale or distribution thereof and (ii) that stockholder (A) is an “accredited investor” as defined in Regulation D of the Securities Act, and either (B) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the Merger Consideration, or (C) has appointed an appropriate person reasonably acceptable to both PLKD and the NGH to act as the stockholder’s purchaser representative in connection with evaluating the merits and risks of receiving the Merger Consideration.

(g)

Purchase of PLKD Series B Preferred Stock. the Pre-Merger NGH Shareholders set forth on Schedule 9.2(g) hereto shall have entered into purchase agreements whereby such Pre-Merger NGH Shareholders shall agree to purchase from Robert Rico, Chief Executive Officer of PLKD pre-Merger and Calvin Lewis, President of PLKD pre-Merger, in the percentages indicated on Schedule 9.2(g), the 10,000,000 shares of PLKD Series B Preferred Stock free and clear of all liens and restrictions for $115,000 ($150,000 less the $35,000 previously paid), of which 1,400,000 shares of PLKD Series B Preferred Stock shall be subsequently cancelled, whereby a total of 8,600,000 shares for Class B Stock shall be issued and outstanding as of the Effective Time.

9.3

Additional Conditions to Obligation of the NGH.  The obligation of the NGH to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

(a)

Diligence. The NGH shall be satisfied, in its sole and absolute discretion, with the results of its due diligence investigation of PLKD and Merger Sub; provided, however, that this condition shall cease to apply from and after the end of the Due Diligence Review Period.

(b)

Representations and Compliance.  The representations and warranties of PLKD, and Merger Sub contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Effective Time, in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date.  PLKD and Merger Sub, respectively, shall in all respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Closing Date.

(c)

Officers’ Certificate.  PLKD shall have furnished to the NGH a certificate of the Principal Executive Officer and Principal Financial Officer of PLKD, dated as of the Effective Date, in which such officer shall certify that, to the best of his Knowledge, the conditions set forth in Section 9.3(b) have been fulfilled.

(d)

Indemnification Reserve. PLKD shall deliver to the Transfer Agent instructions as to the reserve for issuance of Indemnification Shares, allocated among the Pre-Merger NGH Shareholders as provided in Schedule 9.3(d), to be available for issuance in accordance with Article VIII hereof.

(e)

Secretary’s Certificate.  PLKD shall have furnished to the NGH (i) copies of the text of the resolutions by which the corporate action on the part of PLKD necessary to approve this Agreement and the Articles of Merger, the election of the directors of PLKD to serve following the Closing Date and the transactions contemplated hereby and thereby were taken, which shall be accompanied by a certificate of the corporate secretary or assistant corporate secretary of PLKD dated as of the Closing Date certifying to the NGH that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (ii) an incumbency certificate dated as of the Closing Date executed on behalf of PLKD by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of PLKD executing this Agreement, the Articles of Merger or any other agreement, certificate or other instrument executed pursuant hereto, and (iii) copies of (A) the articles incorporation of PLKD, certified by the Secretary of State of Florida and (B) the certificate evidencing the good standing of PLKD issued by the Secretary of State of Florida as of a day within five (5) business days prior to the Closing Date.

(f)

Consents and Approvals.  PLKD and Merger Sub shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein shall not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of PLKD’s or Merger Sub’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting PLKD or any license, franchise or permit of or affecting PLKD.

(g)

Directors and Officers of PLKD.  The Board of Directors of PLKD shall have taken, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, the following action, to be effective upon the Effective Time:  (i) elected to the Board of Directors of PLKD (A) Arik Maimon as a director whom shall be designee of the NGH; and (ii) appointed as the officers of PLKD those persons designated by the NGH to the PLKD in writing prior to the Effective Time, or, with regard to clause (ii), such other persons designated by the NGH.  Immediately after the Effective Time, the newly constituted board of directors of PLKD will appoint the NGH Key Employees to the same officer positions of PLKD as they hold of the NGH immediately prior to the Effective Time. The newly-appointed directors and officers of PLKD shall hold office for the term specified in, and subject to the provisions contained in, the PLKD Organization Documents and applicable law.

(h)

Resignations.  Each of the officers and directors of PLKD immediately prior to the Effective Time, shall deliver duly executed resignations from their positions with PLKD effective immediately after the Effective Time.

(i)

Private Placement.  to be determined after Closing.

(j)

PLKD Liabilities.  Except for the outstanding convertible notes, that have been previously disclosed and what is disclosed in PLKD’s SEC filings, PLKD shall have no other liabilities.

(k)

Dissenters’ Rights.  Holders of no more than five percent (5%) of the outstanding shares of NGH Common Stock shall have validly exercised, or remained entitled to exercise, their appraisal rights under Section 607.1323 of the Florida Statutes.

(l)

OTCQB. PLKD Common Stock shall continue to be quoted on the OTCQB from the date of this Agreement through the Effective Time.

(m)

PLKD Debt. PLKD shall have no material indebtedness for money borrowed except as set forth on Schedule 4.19 and presented in the PLKD Latest Balance Sheet solely for the purpose of complying with ASC 810 – Consolidation (none of which individually or in the aggregate, could have a Material Adverse Effect on PLKD).

(n)

Special Investor Rights. PLKD shall have no outstanding special investor rights (such as anti-dilution rights or registration rights) of holders of its PLKD Capital Stock.

(o)

Insurance. At Closing, (i) PLKD shall have prepaid general liability, representations and warranties  insurance (insuring the NGH against Damages resulting from any breach of PLKD’s representations and warranties under this Agreement) if available on terms acceptable to PLKD and the NGH, and directors and officers tail insurance policies in effect, naming the NGH (where possible and/or applicable) and its affiliates as additional insured parties, in such coverage amounts and for such coverage periods as shall be reasonably acceptable to the NGH, which shall not be cancelable without the NGH’s prior written consent, in order to support PLKD’s indemnity obligations under this Agreement.

(p)

Conversion of PLKD Series A Preferred Stock. Prior to Closing, PLKD shall have converted all of the issued and outstanding PLKD Series A Preferred Stock into PLKD Common Stock. As of the Closing, the holders of the Preferred Class A shares, will convert into 11,000,000 Common Shares ("Pleasant Kids Parties Common Shares"), divided among the following: 4,500,000 Common Shares shall be registered to Robert Rico; 3,500,000 Common Shares shall be registered to Calvin Lewis; 2,100,000 Common Shares shall be registered to Haim Yeffet; 450,000 Common Shares shall be registered to Jerry Miller; and 450,000 Common Shares shall be registered to Karen Sierra (Rico, Lewis, Yeffet, Miller, and Sierra, all, collectively, the "Pleasant Kids Parties").  The holders of the remaining amount of Preferred Class A Shares shall be redeemed by PLKD for $1 and as of the Closing there will be no Preferred Class A Shares and all Preferred Class A Shares shall be cancelled.  PLKD at or shortly after Closing shall amend its articles of incorporation to eliminate Preferred Class A Shares as being authorized.  The issuance of the Pleasant Kids Parties Common Shares shall not dilute the Next Group Parties percent ownership of the total issued and outstanding shares on a fully diluted basis in PLKD. To avoid confusion as of and immediately after the closing, the Next Group Parties shall own shares representing approximately 80%, based on 219,373,975 Common Stock Shares outstanding in the PLKD. In conjunction with the delivery of the Common Shares to the Pleasant Kids Parties the Company will also deliver all necessary documentation so that the Pleasant Kids Parties can deposit their Common Shares with a broker dealer, (such documentation will include but not be limited to; Board Resolution issuing the shares; Reliance letter, Non-Affiliate Letters, and Affirmation Letters, in each case to the extent accurate and reasonable; it being understood that PLKD shall not have to incur significant expenses to accomplish the foregoing; it being further understood PLKD will not have to make those shares publicly traded). By signing below,  the Pleasant Kids Parties hereby irrevocably (coupled with an interest) assign all their voting rights in Common Shares of PLKD to Arik Maimon for as long as they hold the Pleasant Kids Parties Common Shares in the original names; however, as soon as the Pleasant Kids Parties Common Shares are sold the voting rights return to those who acquired the shares; it being understood the Pleasant Kid Parties shall sign voting proxies in a form satisfactory to Arik Maimon delivering such voting rights to Arik Maimon; it being understood that failure to sign such voting proxies shall give Arik Maimon the right to acquire all of the Pleasant Kid Party (who did not sign) shares in PLKD for $1.

ARTICLE X
TERMINATION

10.1

Termination.  This Agreement may be terminated prior to the Effective Date:

(a)

by mutual consent of the NGH and PLKD, if the Board of Directors of each so determines by vote of a majority of the members of its entire board;

(b)

by either party (i) after 5:00 p.m. Eastern standard time on February 29, 2016 if the Closing has not occurred on or before such date, provided, however, that termination under this Section 10.1(b)(i) shall not be available to any party whose breach of this Agreement results in the failure of the Closing to occur by such time; (ii) if the Merger is enjoined by a court or any Governmental Body or Self-Regulatory Organization (including if consummation of the Merger is enjoined pending approval by the shareholders of PLKD), (iii) prior to the expiration of the Due Diligence Review Period, if either party is not satisfied with the results of its due diligence investigation of the other in its sole and absolute discretion;

(c)

by PLKD, if any representation of the NGH set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 9.2(a) could not be satisfied and such inaccuracy is not cured by the NGH within ten (10) days of being notified in writing of such inaccuracy;

(d)

by the NGH, if any representation of PLKD or Merger Sub set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 9.3(b) could not be satisfied and such inaccuracy is not cured by PLKD or Merger Sub within ten (10) days of being notified in writing of such inaccuracy;

(e)

by PLKD, if the NGH fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in Section 9.2(a) could not be satisfied; or

(f)

by the NGH, if PLKD or Merger Sub fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in Section 9.3(b) could not be satisfied.

ARTICLE XI
GENERAL PROVISIONS

11.1

Notices.  All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, by overnight delivery service for next business day delivery, or by registered or certified mail (return receipt requested), in each case with delivery charges prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to the NGH:	Next Group Holdings, Inc. 1111 Brickell Avenue, Suite 2200 Miami, Florida 33131 Arik Maimon, Chief Executive Officer Email: arik@nxtgn.net
with a copy to (which shall not constitute notice):	Law Office of Simon Kogan 171 Wellington Court, Suite 1J Staten Island, NY 10314 Attn: Nimish Patel, Esq. Email: simonkogan@koganlaw.net
If to PLKD or Merger Sub:	Pleasant Kids, Inc. 2600 W. Olive Avenue, Burbank, California 95150 Attn: Robert Rico, CEO Email: robertpleasantkids@gmail.com
with a copy to:	Law Office of Andrew Coldicutt 1220 Rosecrans Street, PMB 258 San Diego, CA 92106 Attn: Andrew Coldicutt, Esq. Email: Andrew@coldicuttlaw.com

All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; (i) if delivered by registered or certified mail (return receipt requested), when receipt acknowledged; or (ii) if telecopied, on the day of transmission or, if that day is not a business day, on the next business day; and the next business day delivery after being timely delivered to a recognized overnight delivery service.

11.2

Survival.  All of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered by PLKD, Merger Sub and the NGH pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Closing Date for a period of twelve (12) months, subject to and except as otherwise provided in Article VIII hereof and the provisions of such other instruments delivered pursuant to this Agreement.

11.3

Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated.  Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this Agreement (including the Schedules hereto).  As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

11.4

Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party’s anticipated benefits under this Agreement.

11.5

Amendment.  This Agreement may not be amended or modified except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

11.6

Waiver.  At any time prior to the Effective Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto or (ii) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.  Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

11.7

Miscellaneous.  This Agreement (together with all other documents and instruments referred to herein): (i) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; and (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

11.8

Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.  This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile or email of a PDF, which facsimile or PDF shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

11.9

Third Party Beneficiaries.  Each party hereto intends that this Agreement, except as expressly provided herein, shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

11.10

Governing Law.  This Agreement is governed by the internal laws of the State of Florida without regard to such State’s principles of conflicts of laws that would defer to the substantive laws of another jurisdiction.

11.11

Jurisdiction; Service of Process.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must, to the extent such courts will accept such jurisdiction, be brought against any of the parties in the courts of the State of Florida located in Dade County, Florida, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Florida, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11.1.  Nothing in this Section 11.11, however, affects the right of any party to serve legal process in any other manner permitted by law.

11.12

Disclosure in Schedules.  For purposes of this Agreement, with respect to any matter that is clearly disclosed on any Schedule hereto with respect to any Section hereof in such a way as to make its relevance to the information called for by another Section hereof or any other Schedule, as the case may be, reasonably applkd, such matter shall be deemed to have been disclosed in response to such other Section or Schedule, notwithstanding the omission of any appropriate cross-reference thereto; provided, however, that each of PLKD and the NGH hereby covenants to make a good faith diligent effort to make all appropriate cross-references within and to any and all Sections of this Agreement and Schedules hereto.

ARTICLE XII
PRE-MERGER PLKD SHAREHOLDER REPRESENTATIVE

12.1

Appointment.  To efficiently administer PLKD’s post-Closing obligations and rights under this Agreement, including the defense and/or settlement of any claims for indemnity by a NGH Indemnified Person pursuant to Article VIII, subject to and in accordance with this Article XII, Robert Rico  is hereby appointed to serve as the representative of the Pre-Merger PLKD Shareholders (the “Pre-Merger PLKD Shareholder Representative”).  The Pre-Merger PLKD Shareholder Representative shall have full power and authority to make all decisions relating to the defense and/or settlement of any claims for which a NGH Indemnified Person may claim to be entitled to indemnity pursuant to Article VIII and otherwise to act on behalf of the Pre-Merger PLKD Shareholders in all respects with respect to this Agreement, including, without limitation, the amendment or termination of such agreements.  All decisions and actions by the Pre-Merger PLKD Shareholder Representative shall be binding upon all the Pre-Merger PLKD Shareholders, no pre-Merger PLKD shareholder shall have the right to object to, dissent from, protest or otherwise contest the same.  In the event of the death, incapacity or resignation of the Pre-Merger PLKD Shareholder Representative, the Pre-Merger PLKD Shareholders holding a majority of the PLKD Capital Stock of PLKD immediately prior to the Effective Time (the “Majority Stockholders”) shall promptly appoint a substitute Pre-Merger PLKD Shareholder Representative; provided, however, in no event shall a Pre-Merger PLKD Shareholder Representative resign without the Majority Stockholders having first appointed a substitute Pre-Merger PLKD Shareholder Representative who shall assume such duties immediately upon the resignation of such Pre-Merger PLKD Shareholder Representative.  Continuing until the twelve (12) month anniversary of the Closing (or such longer time as any portion of the Indemnification Reserve remains maintained by the Transfer Agent in accordance with Section 8.5), the Pre-Merger PLKD Shareholder Representative shall be authorized and obligated to act on behalf of PLKD in order to fulfill all of PLKD’s conditions set forth in Article IX that survive the Closing.  By his signature below, the Pre-Merger Shareholder Representative agrees to fulfill such obligation for the period specified.

12.2

Notices.  Any notice or communication delivered by the NGH to the Pre-Merger PLKD Shareholder Representative shall, as between the NGH, on the one hand, and the Pre-Merger PLKD Shareholders, on the other hand, be deemed to have been delivered to all Pre-

Merger PLKD Shareholders. The NGH shall be entitled to rely exclusively upon any communication or writings given or executed by the Pre-Merger PLKD Shareholder Representative in connection with any claims for indemnity and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications or writings given or executed by the Pre-Merger PLKD Shareholder Representative.  The NGH shall be entitled to disregard any notices or communications given or made by the Pre-Merger PLKD Shareholders or other PLKD Parties (other than the Pre-Merger PLKD Shareholder Representative, if applicable) in connection with any claims for indemnity unless given or made through the Pre-Merger PLKD Shareholder Representative.

12.3

Assignment of Shareholder Representative Obligations. The Pre-Merger PLKD Shareholder Representative may assign his obligations under this Agreement to an institutional representative of the Pre-Merger PLKD Shareholders reasonably acceptable to PLKD and the NGH. Upon any such assignment, the Pre-Merger PLKD Shareholder Representative named in this Agreement shall be relieved of all obligations under this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective officers.

PLEASANT KIDS, INC.

By:	/s/ Calvin Lewis
Name:	Calvin Lewis
Title:	President

By:	/s/ Robert Rico
Name:	Robert Rico
Title:	Chief Executive Officer

NEXT GROUP HOLDINGS, INC.

By:	/s/ Arik Maimon
Name:	Arik Maimon
Title:	Chief Executive Officer

[NGH ACQUISITION CORP.]

By:	/s/ Calvin Lewis
Name:	Calvin Lewis
Title:	NGH Acuisition Corp. President

Acknowledged and Agreed as to Article XI:

PRE-MERGER PLKD SHAREHOLDER REPRESENTATIVE

By:	/s/ Robert Rico
Name:	Robert Rico

[Signature Page to NGH - PLKD Merger Agreement]

EXHIBIT A

FORM ARTICLES OF MERGER

EXHIBIT B

PRE-MERGER AND POST-MERGER PLKD CAPITALIZATION

Name of Shareholder	No. of new PLKD Common Shares to be Issued 177,539,180	Percent of Total Shares Issued as part of this Agreement
Arik Maimon	85,673,306	48.256%
Laivi Forta	2,064,780	1.163%
Natali Dadon	2,064,780	1.163%
Michael De Prado	14,606,148	8.227%
Ali Guven Kivilcim	16,776,736	9.448%
Huseyin Kizanliki	50,319,929	28.343%
Vedat Kalkuz	1,031,502	0.581%
Larry Kolb	1,031,502	0.581%
David Bernard	2,064,780	1.163%
Deng Ventures, LLC	1,393,682	0.785%
Jung M. Park	514,863	0.290%
Totals	177,539,180	100.00%

Name of Shareholder	No. of new PLKD SERIES B Preferred Stock Shares to be Issued 8,600,000	Percent of Total Shares Issued as part of this Agreement
Arik Maimon	4,150,016	48.256%
Laivi Forta	100,018	1.163%
Natali Dadon	100,018	1.163%
Michael De Prado	707,522	8.227%
Ali Guven Kivilcim	812,528	9.448%
Huseyin Kizanliki	2,437,498	28.343%
Vedat Kalkuz	49,966	0.581%
Larry Kolb	49,966	0.581%
David Bernard	100,018	1.163%
Deng Ventures, LLC	67,510	0.785%
Jung M. Park	24,940	0.290%
Totals	8,600,000	100.00%

EXHIBIT C

FORM OF LEAK-OUT AGREEMENT

Pleasant Kids, Inc.

LOCK-UP AND RESALE AGREEMENT

THIS LOCK-UP AND RESALE RESTRICTION AGREEMENT is made and entered into as of December 28, 2015 and effective as of the 15th day of August 2015, between Pleasant Kids, Inc., a Florida corporation, (the “Company”) and Jerry Miller (“Shareholder”)

I, Jerry Miller, in connection with the ownership of 450,000 shares (the “Shares”) of common stock of Pleasant Kids, Inc., that were issued in connection to the Stock Purchase Agreement  by and between the Company and Next Group Holdings, Inc., do hereby agree that neither I nor any entity controlled by me, will sell, contract to sell, or make any other disposition of, or grant any purchase option for the sale of, said Shares of common stock, directly or indirectly, whether or not I disclaim beneficial ownership of such Shares of common stock of Pleasant Kids, Inc., except as follows:

An aggregate of 10% of the Shares per month for a period of six (6) months, effective as of August 15, 2015, (Share Sale Period to begin after six months from issuance) where the unsold portion may cumulate from month to month, and after the six (6) month period, I may sell my Shares until such time as I have sold/disposed of all of my Shares. During the Leak Out Period, the Company will not be permitted to reverse split its common shares and the Company will have the first right of refusal to purchase the Pleasant Kids Parties Leak Out Percentage for a 20 percent discount to market based on the highest trading price of the Common stock over the 10 trading days prior to the Rights Notice, during the first 10 days of every month prior to selling to the market.

IN WITNESS WHEREOF, I have signed this agreement this 28th day of December 2015.

/s/ Jerry Miller

Signature of Shareholder

Acknowledged and accepted:

By:  /s/Arik Maimon

Pleasant Kids, Inc.

LOCK-UP AND RESALE AGREEMENT

THIS LOCK-UP AND RESALE RESTRICTION AGREEMENT is made and entered into as of December 28, 2015 and effective as of the 15th day of August 2015, between Pleasant Kids, Inc., a Florida corporation, (the “Company”) and Karent Sierra (“Shareholder”)

I, Karent Sierra, in connection with the ownership of 450,000 shares (the “Shares”) of common stock of Pleasant Kids, Inc., that were issued in connection to the Stock Purchase Agreement  by and between the Company and Next Group Holdings, Inc., do hereby agree that neither I nor any entity controlled by me, will sell, contract to sell, or make any other disposition of, or grant any purchase option for the sale of, said Shares of common stock, directly or indirectly, whether or not I disclaim beneficial ownership of such Shares of common stock of Pleasant Kids, Inc., except as follows:

An aggregate of 10% of the Shares per month for a period of ten (10) months, effective as of August 15, 2015, (Share Sale Period to begin March 15, 2016) where the unsold portion may cumulate from month to month, and after the ten (10) month period, I may sell my Shares until such time as I have sold/disposed of all of my Shares. During the Leak Out Period, the Company will not be permitted to reverse split its common shares and the Company will have the first right of refusal to purchase the Pleasant Kids Parties Leak Out Percentage for a 20 percent discount to market based on the highest trading price of the Common stock over the 10 trading days prior to the Rights Notice, during the first 10 days of every month prior to selling to the market.

IN WITNESS WHEREOF, I have signed this agreement this 28th day of December 2015.

/s/ Karent Sierra

Signature of Shareholder

Acknowledged and accepted:

By:  /s/ Arik Maimon

Pleasant Kids, Inc.

LOCK-UP AND RESALE AGREEMENT

THIS LOCK-UP AND RESALE RESTRICTION AGREEMENT is made and entered into as of December 28, 2015 and effective as of the 15th day of August 2015, between Pleasant Kids, Inc., a Florida corporation, (the “Company”) and Haim Yeffet (“Shareholder”)

I, Haim Yeffet, in connection with the ownership of 2,100,000 shares (the “Shares”) of common stock of Pleasant Kids, Inc., that were issued in connection to the Stock Purchase Agreement  by and between the Company and Next Group Holdings, Inc., do hereby agree that neither I nor any entity controlled by me, will sell, contract to sell, or make any other disposition of, or grant any purchase option for the sale of, said Shares of common stock, directly or indirectly, whether or not I disclaim beneficial ownership of such Shares of common stock of Pleasant Kids, Inc., except as follows:

An aggregate of 10% of the Shares per month for a period of six (6) months, effective as of August 15, 2015, (Share Sale Period to begin June 15, 2016) where the unsold portion may cumulate from month to month, and after the six (6) month period, I may sell my Shares until such time as I have sold/disposed of all of my Shares. During the Leak Out Period, the Company will not be permitted to reverse split its common shares and the Company will have the first right of refusal to purchase the Pleasant Kids Parties Leak Out Percentage for a 20 percent discount to market based on the highest trading price of the Common stock over the 10 trading days prior to the Rights Notice, during the first 10 days of every month prior to selling to the market.

IN WITNESS WHEREOF, I have signed this agreement this 28th day of December 2015.

/s/ Haim Yeffet

Signature of Shareholder

Acknowledged and accepted:

By:  /s/ Arik Maimon

Pleasant Kids, Inc.

LOCK-UP AND RESALE AGREEMENT

THIS LOCK-UP AND RESALE RESTRICTION AGREEMENT is made and entered into as of December 28, 2015 and effective as of the 15th day of August 2015, between Pleasant Kids, Inc., a Florida corporation, (the “Company”) and Robert Rico (“Shareholder”)

I, Robert Rico, in connection with the ownership of 4,000,000 shares (the “Shares”) of common stock of Pleasant Kids, Inc., that were issued in connection to the Stock Purchase Agreement  by and between the Company and Next Group Holdings, Inc., do hereby agree that neither I nor any entity controlled by me, will sell, contract to sell, or make any other disposition of, or grant any purchase option for the sale of, said Shares of common stock, directly or indirectly, whether or not I disclaim beneficial ownership of such Shares of common stock of Pleasant Kids, Inc., except as follows:

An aggregate of 10% of the Shares per month for a period of ten (10) months, effective as of August 15, 2015, (Share Sale Period to begin March 15, 2016) where the unsold portion may cumulate from month to month, and after the ten (10) month period, I may sell my Shares until such time as I have sold/disposed of all of my Shares; However, during the first three months I shall be limited to the sale of 5% of the Shares and during the last three months I shall be limited to selling 15% of the Shares.  During the Leak Out Period, the Company will not be permitted to reverse split its common shares and the Company will have the first right of refusal to purchase the Pleasant Kids Parties Leak Out Percentage for a 20 percent discount to market based on the highest trading price of the Common stock over the 10 trading days prior to the Rights Notice, during the first 10 days of every month prior to selling to the market.

IN WITNESS WHEREOF, I have signed this agreement this 28th day of December 2015.

/s/ Robert Rico

Signature of Shareholder

Acknowledged and accepted:

By:  /s/ Arik Maimon

Pleasant Kids, Inc.

LOCK-UP AND RESALE AGREEMENT

THIS LOCK-UP AND RESALE RESTRICTION AGREEMENT is made and entered into as of December 28, 2015 and effective as of the 15th day of August 2015, between Pleasant Kids, Inc., a Florida corporation, (the “Company”) and Calvin Lewis (“Shareholder”)

I, Calvin Lewis, in connection with the ownership of 3,000,000 shares (the “Shares”) of common stock of Pleasant Kids, Inc., that were issued in connection to the Stock Purchase Agreement  by and between the Company and Next Group Holdings, Inc., do hereby agree that neither I nor any entity controlled by me, will sell, contract to sell, or make any other disposition of, or grant any purchase option for the sale of, said Shares of common stock, directly or indirectly, whether or not I disclaim beneficial ownership of such Shares of common stock of Pleasant Kids, Inc., except as follows:

An aggregate of 10% of the Shares per month for a period of ten (10) months, effective as of August 15, 2015, (Share Sale Period to begin March 15, 2016) where the unsold portion may cumulate from month to month, and after the ten (10) month period, I may sell my Shares until such time as I have sold/disposed of all of my Shares; However, during the first three months I shall be limited to the sale of 3.3% of the Shares and during the last three months I shall be limited to selling 16.67% of the Shares. During the Leak Out Period, the Company will not be permitted to reverse split its common shares and the Company will have the first right of refusal to purchase the Pleasant Kids Parties Leak Out Percentage for a 20 percent discount to market based on the highest trading price of the Common stock over the 10 trading days prior to the Rights Notice, during the first 10 days of every month prior to selling to the market.

IN WITNESS WHEREOF, I have signed this agreement this 28th day of December 2015.

/s/ Calvin Lewis

Signature of Shareholder

Acknowledged and accepted:

By:  /s/Arik Maimon